Exhibit 10.1

AGREEMENT OF SUBLEASE

THIS AGREEMENT OF SUBLEASE (this “Sublease”), made this 13th day of May, 2015 (the “Effective Date”) between LIQUID HOLDINGS GROUP, INC., a Delaware corporation having an office at 111 River Street, Suite 1204, Hoboken, New Jersey 07030 (“Sublandlord”), and MERIDIAN CAPITAL GROUP, LLC, a Delaware limited liability company having an office at 1 Battery Park Plaza, 26th Floor, New York, New York 10004;

WITNESSETH, that the parties hereto agree as follows:

Article 1
Certain Definitions

1.01 For the purposes of this Sublease, unless the context otherwise requires:

(a) The term “Underlying Lease” shall mean the lease dated as of August 12, 2013, a (redacted) copy of which is annexed hereto as Exhibit A, between Joseph P. Day Realty Corp., as agent for 800 Third Avenue Associates, LLC (the “Landlord”), as landlord, and Sublandlord, as tenant, covering the entire rentable area of the 38th floor and a portion of the 37th floor of the building (the “Building”) known as 800 Third Avenue, New York, New York, as more particularly described in the Underlying Lease (collectively, the “Premises”). Defined terms used in this Sublease which are not defined herein shall have the meanings ascribed to them in the Underlying Lease.

(b) The term “Subleased Premises” shall mean the entire rentable area of the 38th floor of the Premises.

Article 2
Term

2.01 Sublandlord hereby leases to Subtenant and Subtenant hereby hires from Sublandlord the Subleased Premises, for a term (the “Term”) commencing on the latest to occur of (i) May 1, 2015, (ii) the date on which the Subleased Premises is delivered to Subtenant in its as is condition on the date hereof provided further that the Subleased Premises shall be vacant, broom clean, and free of all tenancies and occupancies, and with the building systems serving the Subleased Premises in good working order and (iii) the date on which Sublandlord shall have obtained Landlord’s Consent (as hereinafter defined) (the “Commencement Date”), and ending on the last day of the calendar month on which the fifty-first (51st) month anniversary of the Commencement Date occurs (the “Expiration Date”), or such earlier date or later date upon which the Term may expire or be cancelled or terminated or extended pursuant to any of the conditions or covenants of this Sublease or pursuant to law.

2.02 Except as otherwise provided herein, if Sublandlord is unable to give possession of all or any portion of the Subleased Premises on the Commencement Date in the condition required hereunder because of the holding-over or retention of possession of any tenant, undertenant or occupants or for any other reason beyond Sublandlord’s reasonable control, Sublandlord shall not be subject to any liability for failure to give possession on said date and the validity of this Sublease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the Term, but the Rent payable hereunder shall be abated and the performance of Subtenant’s other obligations hereunder will be stayed until after Sublandlord shall have given Subtenant written notice that the Subleased Premises are substantially ready for Subtenant’s occupancy. Notwithstanding the foregoing, if the Commencement Date shall not have occurred within 45 days of the full execution and delivery of this Sublease for any reason (including by reason of force majeure), Subtenant shall have the right to terminate this Sublease at any time thereafter on ten (10) days’ written notice to Sublandlord, which notice must be delivered, if at all, no later than 55 days after the full execution and delivery of this Sublease. If Subtenant shall elect to terminate this Sublease, as aforesaid, this Sublease shall terminate on the ten (10) days’ after the giving of such cancellation notice unless the Commencement Date shall have theretofore occurred and Sublandlord shall return, if previously paid, the Letter of Credit, the first monthly installment of Fixed Rent and the amounts payable under Section 8.01 hereof and thereupon neither party shall have any further liability or obligation to the other except for any such obligation or liability which survives such termination pursuant to the provisions of this Sublease. If permission is given to Subtenant to enter into the possession of the Subleased Premises or to occupy premises other than the Subleased Premises prior to the date specified as the commencement of the Term, Subtenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Sublease, except as to the covenant to pay Rent. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law. Notwithstanding anything herein to the contrary, Subtenant shall have reasonable advance access to the Subleased Premises prior to the Commencement Date for the purposes of inspecting, measuring, space planning and coordination of the Subtenant’s initial move-in; such early access shall not in any way trigger or affect the Commencement Date.

Article 3
Underlying Lease; Landlord’s Consent

3.01 Subject to the terms of the Consent, this Sublease and all of Subtenant’s rights hereunder are and shall be subject and subordinate to all of the terms, covenants, provisions, conditions and agreements contained in the Underlying Lease and all mortgages, leases and other documents to which the Underlying Lease is or may hereafter become subject and subordinate. This Sublease is also subject to, and Subtenant accepts this Sublease subject to, any amendments to the Underlying Lease hereafter made between the Landlord and Sublandlord, provided that any such amendment(s) will not (a) prevent or adversely affect or interfere with the use or access or quiet enjoyment by Subtenant of the Subleased Premises in accordance with the terms hereof or any other rights of Subtenant hereunder or permit this Sublease to be cancelled or terminated, or (b) increase the obligations of Subtenant or decrease its rights hereunder. Subtenant acknowledges that Sublandlord cannot convey to Subtenant any greater estate or rights than Sublandlord has been granted pursuant to the Underlying Lease. The subordination clauses in this Section shall be self-operative, provided that Subtenant shall, upon request of Sublandlord, execute all certificates, reasonably requested in confirmation of such subordination.

3.02 This Sublease is subject to the written consent (the “Consent”) of Landlord pursuant to Article 61 of the Underlying Lease, and which Consent shall be substantially in the form of Exhibit D, attached hereto. Sublandlord shall, promptly after execution of this Sublease by both parties, submit a copy of same to Landlord and shall use reasonable efforts to obtain Landlord's consent to this Sublease; provided, however, that Sublandlord shall not be required to make any payments or commence any action or proceeding in order to obtain Landlord’s consent to this Sublease and shall not in any event be liable to Subtenant for any failure to obtain same (as long as Sublandlord shall have used reasonable efforts as aforesaid to obtain Landlord's consent to this Sublease). Subtenant agrees to cooperate reasonably with Sublandlord’s efforts to procure the Consent, and to diligently respond to requests reasonably made by Landlord in connection with the Consent in accordance with Article 61 of the Lease. Subtenant and Sublandlord shall promptly execute and deliver any documents reasonably required in connection with the Consent, but Sublandlord shall be responsible for all costs and expenses charged by Landlord in connection therewith (including under Article 61 of the Underlying Lease, but specifically not including any costs and expenses relating to modifications of the Lease or any recognition agreement requested by Subtenant). If Landlord fails to deliver the Consent within thirty-five (35) business days after the execution and exchange of this Sublease, Subtenant, not Sublandlord, shall have the right in its sole discretion to extend the 35 business day period by up to an additional 10 business days in order to obtain the Consent. If the Consent is not obtained after 35 business days, then Subtenant may cancel this Sublease, and if not obtained after 45 business days, then either Sublandlord or Subtenant may cancel this Sublease, exercisable at any time thereafter (but not after the Consent has been delivered to Subtenant) by notice to either party. Upon the giving of such notice of cancellation, this Sublease shall terminate and come to an end, and the parties shall not have any further rights or obligations hereunder, except that (i) Sublandlord will return any amounts paid to Sublandlord by Subtenant on account of this Sublease (including the first monthly installment of Fixed Rent, the Letter of Credit and the amounts payable under Section 8.01) and (ii) the parties’ obligations under Section 19.01 and other obligations and liabilities hereunder which expressly survive termination. Notwithstanding anything to the contrary contained in this Sublease, Subtenant’s failure to deliver the payment required under Section 8.01 and/or the Security Deposit required hereunder concurrently with Subtenant’s execution and delivery of the Consent shall be deemed to be an immediate event of default under this Sublease, entitling Sublandlord to exercise all rights and remedies provided for herein.

3.03 Sublandlord agrees that it will pay all rent and additional rent to Landlord pursuant to the Underlying Lease and perform all obligations and comply with all terms and conditions of the Underlying Lease that are to be performed and complied with by Sublandlord, as tenant under the Underlying Lease, and not by the terms of this Sublease required to be performed or complied with by Subtenant. Sublandlord further agrees to deliver to Subtenant copies of all communications and notices relating to the Subleased Premises promptly after receipt of the same from Landlord.

Article 4
Incorporation of Terms

4.01 The terms of the Underlying Lease (including the rules and regulations thereunder) are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were the Landlord and Tenant, respectively, under the Underlying Lease and as if the Subleased Premises were the demised premises under the Underlying Lease) constitute the terms of this Sublease except to the extent that they are inconsistent with or modified by the terms of this Sublease, in which event the terms of this Sublease shall prevail.

4.02 For the purposes of incorporation herein, the following provisions of the Underlying Lease are deleted in their entirety:

(a) Provisions with respect to the term, commencement date, Base Rent, Owner’s Work and the 37th Floor Lease and the 39th Floor Lease.

(b) The entire Articles 24, 34, 55, 70, 71, 73, 74 and 76 shall be deemed deleted together with the second sentence in Article 36 relating to Owner’s estate and interest in the Land and the Building, and to “no other property or assets of such Owner”.

(c) All of the Exhibits other than (i) the Floor Plan for the Subleased Premises and (ii) the cleaning specifications (it being understood that the incorporation of the cleaning specifications is for the sole purpose of indicating that Subtenant is entitled to receive those services from Landlord and shall not in any event be deemed to imply that Sublandlord is obligated to provide such services).

4.03 It is expressly agreed that this is a sublease and, accordingly, Sublandlord shall not be obligated to perform any obligation, including, without limitation, the furnishing of any services (including cleaning) or the maintenance and repair or restoration of the Building and Building systems as may be contained in the Underlying Lease, which are the obligations of Landlord under the Underlying Lease, and whether or not such provisions have been deleted pursuant Section 4.02 of this Sublease, the parties agree that those provisions which are the obligations of the Landlord under the Lease shall remain the obligations of the Landlord under the Lease (and not Sublandlord’s) and Subtenant shall be entitled to receive same in accordance with the provisions of Article 16 below and Sublandlord’s obligations with respect to same shall be at set forth in Article 16. Subtenant recognizes that Sublandlord is not in a position and shall not be required to render any of the services or utilities, to make repairs, replacements, restorations, alterations or improvements or to perform any of the obligations required of Landlord by the terms of the Underlying Lease. Except as may otherwise be provided herein, Sublandlord shall not be responsible for, and shall have no liability to Subtenant by reason of, any breach of the Underlying Lease by the Landlord or any non-performance or non-compliance with any provision thereof by the Landlord (unless such breach or non-performance or non-compliance is attributable to Sublandlord’s default under the Underlying Lease) but Sublandlord shall comply with the provisions of Article 16 hereof.

4.04 Each of Subtenant and Sublandlord covenants and agrees that neither shall do or suffer or permit anything to be done or omit to do anything which would constitute a default under the Underlying Lease or might cause the Underlying Lease to be cancelled, terminated or forfeiture reserved or vested in the Landlord. Except as may otherwise be provided herein. all acts to be done during the Term by Sublandlord as the tenant under the Underlying Lease with respect to the Subleased Premises (other than payment of fixed or additional rental payable under the Underlying Lease and other than with respect to the redacted provisions or the provisions that are not incorporated in this Sublease), shall be done or performed by Subtenant, and Subtenant’s obligations shall run to Sublandlord and Landlord as Sublandlord may determine to be appropriate or required by the respective interests of Sublandlord and Landlord, provided further than in no event shall Subtenant be responsible, liable or bound by any increased obligations or reduced rights resulting from any amendment to the Lease made after the date hereof between Landlord and Sublandlord. Any insurance required by the Underlying Lease to be maintained by the tenant thereunder with respect to the Subleased Premises shall be maintained by Subtenant for the benefit of, and shall name as insureds, both Sublandlord and Landlord. Neither Sublandlord nor Subtenant shall do or permit to be done any act or thing which is, or with notice or the passage of time would be, a default under the Underlying Lease or this Sublease. Upon the expiration or other termination of this Sublease, Subtenant shall, at its sole cost and expense, quit and surrender the Subleased Premises to Sublandlord in the same order and condition as required of Sublandlord under the Underlying Lease, except that Subtenant shall not be required to restore or remove any alterations, improvements, wiring or cabling that was in the Subleased Premises as of the Commencement Date of this Sublease, the same being the sole responsibility and at the sole cost of Sublandlord (provided that if Subtenant exercises the option to extend the Term for the Renewal Period, Subtenant shall permit Sublandlord to access the Subleased Premises and to perform such restoration work with such reasonable time prior to the expiration of the Term as is reasonably necessary to complete such work). Subtenant’s and Sublandlord’s obligations under this Section shall survive the expiration or other termination of this Sublease.

4.05 Sublandlord shall have the same rights and remedies with respect to a breach of this Sublease by Subtenant as the Landlord has with respect to a breach of the Underlying Lease by Sublandlord, as if the same were more fully set forth at length herein, and Sublandlord shall have, with respect to Subtenant, this Sublease and the Subleased Premises, all of the rights, powers, privileges and immunities as are had by the Landlord under the Underlying Lease.

Article 5
No Privity

5.01 Except as may otherwise be provided in the Consent, nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and Landlord.

Article 6
Rent

6.01 Beginning on the Commencement Date and thereafter throughout the Term of this Sublease, Subtenant shall pay to Sublandlord for this subletting a fixed minimum annual rent (“Fixed Rent”) in the following amounts:

Period	Fixed Rent per annum	Per Month
Sublease Year 1	$853,920.00	$71,160.00
Sublease Year 2	$875,268.00	$72,939.00
Sublease Year 3	$897,149.70	$74,762.48
Sublease Year 4	$919,578.44	$76,631.54
Sublease Year 5	$942,567.90	$78,547.33
Renewal Period, if exercised by Subtenant in its sole and absolute discretion
Sublease Year 6	$942,567.90	$78,547.33
Sublease Year 7	$966,132.10	$80,511.00
Sublease Year 8	$990,285.40	$82,523.78
Sublease Year 9	$1,015,042.53	$84,586.88
Sublease Year 10	$1,040,418.60	$86,701.55

As used herein, “Sublease Year” shall mean a period of twelve (12) months, except that the first Sublease Year shall commence on the Commencement Date and shall end twelve (12) months following the Rent Commencement Date and the last Sublease Year shall end on the Expiration Date, provided, if the Rent Commencement Date is not the first day of a month, the first Sublease Year shall end on the last day of the month in which the Rent Commencement Date occurs. Each Sublease Year after the first Sublease Year shall commence immediately subsequent to the prior Sublease Year.

The Fixed Rent shall be payable in equal monthly installments in advance on the first day of each calendar month during the term hereof. Anything herein to the contrary notwithstanding, the Fixed Rent only shall abate from the Commencement Date through and including the date which is sixty (60) days following the Commencement Date (the “Rent Commencement Date”); provided, however, to the extent that Subtenant is entitled to a concurrent abatement of Fixed Rent under another provision of this Sublease (or under a provision of the Underlying Lease which is incorporated herein by reference) during such 60-day period, then any Fixed Rent which would have been abated but for such concurrent abatement shall be applied to the period immediately following the expiration of the concurrent Fixed Rent abatement period (it being intended that Subtenant shall receive the entire Fixed Rent abatement provided for herein). Subtenant shall be required during such period to pay the additional rent described in Section 6.02 below (to the extent applicable), and comply with all of the other terms, covenants and conditions of this Sublease.

6.02 In addition to the Fixed Rent set forth above, Subtenant shall pay, from and after the Commencement Date, the following amounts as additional rent hereunder (collectively, “additional rent”) as it relates to the Term of this Sublease. Sublandlord shall bill Subtenant for the actual cost billed to Sublandlord and each item of additional rent promptly after Sublandlord receives the corresponding bill from the Landlord, and Subtenant shall pay each amount so billed within twenty (20) days after being billed therefor. The additional rent items to be paid by Subtenant are as follows:

(a) Real estate taxes escalation under the terms of Article 39 of the Underlying Lease, to the extent allocated to the Subleased Premises, based upon a Base Tax equal to the Taxes for the fiscal Tax Year ending June 30, 2016.

(b) The amount billed to Sublandlord under Articles 42 and 43 of the Underlying Lease to the extent allocated to the Subleased Premises.

(c) 100% of the amounts billed by the Landlord for electricity consumed on the Subleased Premises under Article 68 of the Underlying Lease, including all taxes and surcharges, as such may be increased or decreased from time to time.

(d) All after-hours heating, ventilating and air conditioning, extra cleaning, elevator services and other charges incurred at Subtenant’s request and for Subtenant (but not arising from the acts or requests of Sublandlord) with respect to the Subleased Premises only.

(e) All other additional rent and charges payable by Sublandlord to Landlord under the terms of the Underlying Lease by reason of the acts or omissions of Subtenant and relating to the Subleased Premises.

6.03 All payments of Fixed Rent and additional rent by Subtenant to Sublandlord under this Sublease shall be deemed to be “Rent.” Rent shall be paid promptly when due, in lawful money of the United States, without deduction, abatement, counterclaim or setoff of any amount or for any reason whatsoever, except as otherwise provided herein, at the office of Sublandlord or at such other place as Sublandlord may designate in writing. No payment by Subtenant or receipt by Sublandlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated rent or additional charges; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sublandlord may accept any check or payment without prejudice to Sublandlord’s right to recover the balance due or to pursue any other remedy available to Sublandlord. The obligation to make payments under this Article shall survive the termination of this Sublease. The first full month’s Fixed Rent shall be payable upon the execution of this Sublease.

6.04 If payment of any Fixed Rent or additional rent shall not have been paid by the fifth (5th) day after the date on which such amount was due and payable, then, in addition to and without waiving or releasing any other remedies of Sublandlord, a late charge of two cents ($0.02) for each dollar overdue shall be payable on ten (10) days demand by Subtenant to Sublandlord as damages for Subtenant’s failure to make prompt payment; provided, however, that Subtenant will be entitled to notice of non-payment and a subsequent five (5) day grace period prior to the imposition of such late charge with respect to the first three (3) occasions in any calendar year on which any installment of Fixed Rent or additional rent is not paid when due. In default of payment of any late charges, Sublandlord shall have (in addition to all other remedies) the same rights as provided in this Sublease for nonpayment of Fixed Rent. Nothing contained in this Section and no acceptance of late charges by Sublandlord shall be deemed to extend or change the time for payment of Fixed Rent or additional rent. In addition, interest shall accrue on any amount not paid by Subtenant under this Sublease when due at the rate set forth in Article 46 of the Underlying Lease.

Article 7
Permitted Use

7.01 Subtenant shall use and occupy the Subleased Premises for general and executive offices and uses incidental thereto in a manner consistent with the provisions of the Underlying Lease, and for no other purpose.

Article 8
Condition of Subleased Premises

8.01 Subtenant represents that Subtenant is leasing the Subleased Premises in its vacant, broom-clean condition, and otherwise “as-is” physical condition on the date hereof and in the condition otherwise required to be provided by Sublandlord hereunder, subject to reasonable wear and tear, it being understood and agreed that Sublandlord shall not be required to make any improvements, alterations or repairs to the Subleased Premises whatsoever. Prior to the Commencement Date, Sublandlord will remove all furniture currently located in the Subleased Premises except for the Personal Property described on Exhibit B. Upon the mutual execution and delivery of this Sublease, Sublandlord agrees to sell to Subtenant, and Subtenant agrees to buy from Sublandlord, the personal property identified on Exhibit B annexed hereto (the “Personal Property”), all in its “as is” condition on the date hereof, subject to reasonable wear and tear, for a purchase price of $50,000.00 to be paid concurrently with Subtenant’s execution and delivery of the Consent. Subtenant shall be responsible for removing the Personal Property on or before the Expiration Date pursuant to the terms of the Underlying Lease and shall reimburse Sublandlord for any damage to the Subleased Premises arising from such removal.

8.02 In making and executing this Sublease, Subtenant has not relied upon or been induced by any statements or representations of any persons other than those, if any, set forth expressly in this Sublease, in respect of the physical condition of the Subleased Premises or of any other matter affecting the Subleased Premises or this transaction which might be pertinent in considering the leasing of the Subleased Premises or the execution of this Sublease. Subtenant has, on the contrary, relied solely on such representations, if any, as are expressly made herein and on such investigations, examinations and inspections as Subtenant has chosen to make or has made. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations, and inspections.

8.03 Subtenant will be permitted to use the existing supplemental air conditioning units presently located in the Subleased Premises, which Subtenant shall accept in its “as is” condition without representation or warranty by Sublandlord. Subtenant will be solely responsible at its sole option for the maintenance, repair and, if desired, replacement of such units. Subtenant shall have no obligation to return, repair or replace the supplemental units to Sublandlord at the expiration of this Sublease but may do so in its then as is condition.

8.04 Notwithstanding anything to contrary contained in this Sublease, Sublandlord shall be permitted, at no charge, to access and to use the “IT Closet” located in the Subleased Premises to maintain a point of connectivity for certain communication lines which service Sublandlord’s premises in the Building until such time as Sublandlord’s vendor can transfer the point of connection at Sublandlord’s sole cost and expense (which Sublandlord anticipates shall be no later than September 1, 2015). Subtenant, at no cost to Subtenant, shall cooperate with Sublandlord to effectuate such transfer and/or or any repairs to Sublandlord’s equipment therein, and shall not take any action which may interfere with the proper functioning of such equipment. Similarly, Sublandlord shall not take any action which may interfere with the operation of Subtenant’s business in the Subleased Premises in connection therewith.

Article 9
Consents; Notice Periods

9.01 In all provisions of the Underlying Lease, as incorporated herein, requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord and Sublandlord shall promptly apply to Landlord for such consent to obtain the same. Sublandlord will cooperate with Subtenant and use reasonable efforts, both at Subtenant’s sole expense, in attempting to obtain the consent of Landlord when such consent is required hereunder or under the Underlying Lease. Notwithstanding the foregoing, to the extent Landlord’s consent is not required under the Underlying Lease or to the extent Landlord’s consent has been granted or deemed granted including pursuant to the Consent, Sublandlord’s consent shall automatically be deemed granted.

9.02 In all provisions of the Underlying Lease, as incorporated herein, requiring that notice be given to Landlord, Subtenant shall be required to give notice to both Sublandlord and Landlord. Sublandlord’s consent to any proposed request or act by Subtenant shall not be deemed to have been unreasonably withheld, if applicable, so long as the Landlord withheld its consent thereto. In all provisions of the Underlying Lease, as incorporated herein, requiring that notice be given to the tenant under the Underlying Lease, Subtenant agrees that three (3) days less notice to Subtenant shall be deemed compliance with this Sublease.

Article 10
Notices

10.01 Notices and other communications hereunder shall be in writing and shall be given in the manner specified in Article 28 of the Underlying Lease. Notices and other communications given shall be addressed as follows: (i) to Sublandlord at Sublandlord’s address set forth above, Attention: General Counsel, with a copy to Blank Rome LLP, One Logan Square, 130 North 18th Street, Philadelphia, PA 19103, Attention: Alan L. Zeiger, Esq., and (ii) to Subtenant at 1 Battery Park Plaza, 26th Floor, New York, New York 10004, Attention: Jay Lobell, Esq., President, with a copy to Nixon Peabody LLP, 437 Madison Avenue, New York, New York 10022, Attention: David Portal, Esq.

Article 11
Security Deposit

11.01 Concurrently with Subtenant’s execution and delivery of the Consent, Subtenant shall deposit with Sublandlord the sum of $426,960.00 as security for the faithful performance and observance by Subtenant of the terms, provisions and conditions of this Sublease (the “Security Deposit”). If Subtenant is in default with respect to any covenant or provision hereof beyond applicable notice and cure periods, Sublandlord may use, apply or retain all or any portion of the Security Deposit as necessary to cure such default or to compensate Sublandlord for any loss or damage which Sublandlord suffered thereby. Within ten (10) days after the expiration or sooner termination of the Term and the vacation of the Subleased Premises by Subtenant in accordance with the terms of this Sublease, the Security Deposit, or such part as has not been applied to cure any default, shall be returned to Subtenant.

11.02 Supplementing Section 11.01, Subtenant shall deliver as the Security Deposit an irrevocable letter of credit (the “Letter of Credit”) in the amount of the Security Deposit issued by a commercial bank acceptable to Sublandlord in its reasonable discretion, and in substantially the form of the letter of credit attached hereto as Exhibit C, addressed to Sublandlord as beneficiary, to be held by Sublandlord as the Security Deposit in accordance with this Article 11. The Letter of Credit shall (i) initially expire not less than one (1) year from the Commencement Date or the date of issuance if delivered to Sublandlord thereafter, (ii) provide for automatic renewals for periods of not less than one (1) year, (iii) be presentable and payable in Manhattan upon presentation of site draft only, and (iv) have a final expiration date not less than one (1) month after the Expiration Date. In the event of a default by Subtenant beyond applicable notice and cure periods, Sublandlord shall be permitted to draw down any portion or the entire amount of the Letter of Credit and apply the proceeds or any part thereof in accordance with Section 11.01 of this Sublease and retain the balance for the Security Deposit. Sublandlord shall also have the right to draw down any portion or the entire amount of the Letter of Credit and retain the proceeds for the Security Deposit if (x) Sublandlord receives notice that the date of expiry of the Letter of Credit will not be extended by the issuing bank and (y) Subtenant has not provided Sublandlord with a replacement Letter of Credit on or before the date that is thirty (30) days prior to the expiry date of the then-current Letter of Credit. If Sublandlord shall have drawn against the Letter of Credit and applied all or any portion thereof, or if Sublandlord shall have applied any portion of any cash Security Deposit, then Subtenant shall deposit with Sublandlord, within ten (10) business days following demand, a sufficient amount of cash to bring the balance of the monies held by Sublandlord to the required amount of the Security Deposit.

11.03 In the event of (i) any sale or transfer of Sublandlord’s interest in the Underlying Lease, or (ii) Landlord’s takeover of Sublandlord’s rights under this Sublease, Sublandlord shall transfer the Letter of Credit or the cash proceeds to the transferee and Sublandlord shall be released by Subtenant from all liability for the return or payment thereof upon the written assumption by the transferee of the obligations of Sublandlord under the Sublease with respect to the Letter of Credit or the cash proceeds, and Subtenant shall thereafter look solely to the new sublandlord for the return or payment of the same. Any transfer fee incurred in connection with the transfer of the Letter of Credit shall be borne by Subtenant. The provisions of the preceding sentences shall apply to every subsequent sale or transfer of Sublandlord’s interest in the Underlying Lease. Subtenant shall not assign or encumber or attempt to assign or encumber the Security Deposit (except in connection with an assignment of its interest in this Sublease), and neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In any event, in the absence of evidence reasonably satisfactory to Sublandlord of an assignment of the right to receive the Security Deposit, or the remaining balance thereof, Sublandlord may return the Security Deposit to the original Subtenant regardless of one or more assignments of this Sublease.

Article 12
Termination of Underlying Lease

12.01 If for any reason the term of the Underlying Lease is terminated prior to the Expiration Date of this Sublease, then, subject to the provisions of the Consent, this Sublease shall thereupon be terminated, and, except as provided below, Sublandlord shall not be liable to Subtenant by reason thereof unless said termination was effected because of the breach or default of Sublandlord (not caused by the parallel or corresponding default of Subtenant hereunder) under the Underlying Lease; provided, further, that notwithstanding anything contained herein to the contrary, Sublandlord agrees not to voluntarily enter into any agreement to terminate the Underlying Lease with respect to the Subleased Premises or take any action which could trigger a cancellation (including an assignment of the Underlying Lease which will result in a termination of this Sublease) unless such agreement provides for Landlord to recognize Subtenant as a direct tenant pursuant to the provisions and subject to the terms of this Sublease and not the Underlying Lease.

Article 13
Indemnification

13.01 Subtenant shall indemnify and hold harmless Sublandlord and Landlord, and the employees, agents, contractors, licensees and invitees and the directors and officers of each (collectively “Agents”) from and against any and all suits, claims, demands, liability, damages, costs and expenses of every kind and nature, including, without limiting the generality of the foregoing, reasonable attorneys’ fees and expenses, court costs, penalties and fines, incurred in connection with or arising out of the following: (a) any injury or damage to any person happening on or about the Subleased Premises, or for any injury or damage to the Subleased Premises, or to any property of Subtenant or of any other person, firm, association or corporation on or about the Subleased Premises; (b) default by Subtenant in the payment of the Rent or any other default by Subtenant in the observance or performance of, or compliance with any of the terms, provisions or conditions of this Sublease (including, without limitation, provisions of the Underlying Lease incorporated herein by reference); (c) any holdover by Subtenant or any person claiming through or under Subtenant beyond the term of this Sublease; and (d) any acts, omissions or negligence or willful misconduct of Subtenant or any person claiming through or under Subtenant, or the Agents of Subtenant or any such person, in or about the Subleased Premises or the Building.

13.02 Sublandlord shall indemnify and hold harmless Subtenant and its Agents, directors and officers from and against any and all suits, claims, demands, liability, damages, costs and expenses of every kind and nature, including, without limiting the generality of the foregoing, reasonable attorneys’ fees and expenses, court costs, penalties and fines, incurred in connection with or arising out of the following: (a) any acts of Sublandlord or its Agents in or about the Subleased Premises or the Building; (b) any injury or damage to any person happening on or about the Premises that does not include the Subleased Premises (“Non-Subleased Premises”); (c) default by Sublandlord in the observance or performance of, or compliance with any of the terms, provisions or conditions of this Sublease or the Underlying Lease; and (d) any acts, omissions or negligence or willful misconduct of Sublandlord or any person claiming through or under Sublandlord, or the Agents of Sublandlord or any such person, in or about the Non-Subleased Premises or the Building.

13.03 In no event shall either party be liable to the other to the extent of the other party’s (or anyone acting by, through or under such party’s) negligence or misconduct.

13.04 The provisions of this Article 13 shall survive the expiration or earlier termination of this Sublease.

Article 14
Holdover

14.01 In the event Subtenant shall hold over after the expiration of the Term, the parties hereby agree that Subtenant’s occupancy of the Subleased Premises after the expiration of the Term shall be upon all of the terms set forth in this Sublease except that Subtenant shall pay as a use and occupancy charge for the holdover period an amount equal to the higher of (A) an amount equal to 150% of the pro rata Fixed Rent and 100% of all additional rent payable by Subtenant during the Term; or (B) an amount equal to the then market rental value for the Subleased Premises.

14.02 Notwithstanding the foregoing, if Subtenant exercise the its option to extend the Term for the Renewal Period and subsequently holds over in all or a portion of the Subleased Premises after the expiration or earlier termination of the Term, Subtenant acknowledges that Sublandlord may be required to pay holdover damages to Landlord, including, without limitation, a holdover rental based on the fixed rent and additional rent payable under the Underlying Lease with respect to the entire Premises (and not limited solely to the portion of the Subleased Premises occupied by Subtenant) and indemnity obligations, in each case as more particularly set forth in Article 62 of the Underlying Lease (a copy of which is attached hereto and has been reviewed by Subtenant) (collectively, “Holdover Damages”), and, accordingly, agrees that, in addition to all other rights and remedies of Sublandlord hereunder or at law or in equity (but without duplication), Subtenant shall be liable to Sublandlord for all Holdover Damages incurred by Sublandlord to Landlord arising solely out of any such holdover by Subtenant. Subtenant shall pay to Sublandlord the Holdover Damages upon ten (10) days written demand, in full without setoff, and no extension or renewal of this Sublease shall be deemed to have occurred by such holding over, nor shall Sublandlord be precluded by accepting such aggregate sum for use and occupancy from exercising all rights and remedies available to it to obtain possession of the Subleased Premises. In no event shall the Holdover Damages payable by Subtenant to Sublandlord exceed the amount of damages payable by Sublandlord to Landlord under the Underlying Lease.

Article 15
Assignment, Sub-sublease

15.01 Subtenant shall enjoy all of the rights of assignment and subletting granted to Sublandlord pursuant to Article 61 of the Underlying Lease, subject to all of the terms and conditions of the Underlying Lease, and Sublandlord shall have all of the rights of Landlord under Article 61 of the Underlying Lease. Any assignment, sublease, mortgage, pledge, hypothecation or other encumbrance of or under this Sublease which does not comply with the provisions hereof shall be invalid and without force and effect.

15.02 The consent by Sublandlord to an assignment or subletting shall not in any way be construed to relieve Subtenant from obtaining consent to any further assignment or subletting. No assignment or subletting shall, in any way, release, relieve or modify the liability of Subtenant under this Sublease and Subtenant shall be and remain liable under all of the terms, conditions, and covenants hereof. Neither any assignment of Subtenant’s interest in this Sublease nor any sub-subletting, occupancy or use of the Subleased Premises or any part thereof by any Person other than Subtenant, nor any collection of rent by Sublandlord from any Person other than Subtenant, nor any application of any such rent shall, in any circumstances, relieve Subtenant of its obligations fully to observe and perform the terms, covenants and conditions of this Sublease on Subtenant’s part to be observed and performed.

15.03 Subtenant shall pay to Sublandlord, promptly upon ten (10) business days written demand therefor, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements, payable by Sublandlord to its own outside attorneys and all costs and expenses for which Sublandlord is required to reimburse Landlord) incurred by Sublandlord in connection with any assignment of this Sublease or sub-subleasing of all or any part of the Subleased Premises (including costs incurred by Sublandlord in connection with obtaining Landlord’s consent). Said amount shall not exceed $3,500 per proposed assignee or sub-sublessee request (exclusive of the costs of any recognition agreement requested by Subtenant, if Landlord and/or Sublandlord shall agree, in their sole discretion, to deliver) and any costs and expenses incurred connection with obtaining Landlord’s consent.

15.04 For avoidance of doubt, Sublandlord shall be entitled to receive (A) in the case of an assignment of the Subtenant’s interest in this Sublease fifty percent (50%) of all assignment profit (as computed under the Underlying Lease); and (B) in the case of a sublease or further underletting of all or a portion of the Subleased Premises, fifty percent (50%) of all sublease profit.

Article 16
Sublandlord’s Obligations

16.01 Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Landlord under the Underlying Lease with respect to the Subleased Premises and that Sublandlord will cooperate with Subtenant and use all commercially reasonable efforts, all at Subtenant’s expense (unless the requested service or repair is for Sublandlord’s other space in the Building as well, in which event the costs will be appropriately prorated), to attempt to cause Landlord to perform Landlord’s obligations under the Underlying Lease with respect to the Subleased Premises. In furtherance of the foregoing, Sublandlord agrees to (i) cooperate with Subtenant, at the sole cost and expense of Subtenant, by promptly delivering to Landlord, in Sublandlord’s name if necessary, any communications or notices pertaining to the Subleased Premises received from Subtenant and directed to Landlord, as Subtenant shall reasonably request and (ii) upon request by Subtenant, either join with Subtenant in any proper action or proceeding, in the name of Sublandlord, permit Subtenant to commence such action in the name of Sublandlord alone or have Sublandlord commence the action alone, if necessary, to require and obtain performance by Landlord under the Underlying Lease and/or to collect damages resulting from a breach by Landlord of its obligations under the Underlying Lease, at the sole cost and expense of Subtenant. Subtenant shall indemnify and hold Sublandlord harmless of and from any and all costs, expenses, damages and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with or arising out of any such action or proceeding, or any communication or notice delivered by Sublandlord to Landlord on behalf of Subtenant pursuant to this Section 16.01. If Landlord fails or refuses to perform the repairs or to provide the services required by the Underlying Lease with respect to the Subleased Premises, Subtenant’s sole remedy against Sublandlord, in addition to the foregoing, shall be the right to an abatement of the Fixed Rent and additional rent payable hereunder to the extent that Sublandlord is entitled to and does in fact receive such an abatement under the Underlying Lease with respect to the Subleased Premises on account of such failure or refusal or on account of Subtenant being constructively evicted from the Subleased Premises.

16.02 It is expressly agreed by the parties that Sublandlord does not assume, and shall be under no obligation to perform, any of the terms, covenants and conditions contained in the Underlying Lease on the part of Landlord to be performed, whether or not incorporated by reference herein, except as otherwise provided herein.

16.03 Sublandlord represents and warrants as follows:

(a) Neither Sublandlord nor, to its knowledge, Landlord is in default under the Underlying Lease and that Sublandlord has not received from Landlord any notice of default, which default remains uncured. Sublandlord further represents that attached hereto is a true and complete (redacted) copy of the Underlying Lease and there are no amendments or modifications thereto.

(b) The Underlying Lease is currently in full force and effect; there are no other agreements between Landlord and Sublandlord in respect of the Subleased Premises other than the Underlying Lease, and Sublandlord is the holder of Tenant's interest under the Underlying Lease free and clear of any liens, claims, mortgages, charges or encumbrances, subleases and occupancies (other than this Sublease);

(c) Sublandlord is a duly formed and validly existing corporation. This Sublease has been duly authorized, executed and delivered by Sublandlord and constitutes the legal, valid and binding obligation of Sublandlord (except as may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally);

(d) Sublandlord has not assigned its interest in the Lease or sublet any portion of the Subleased Premises other than pursuant to this Sublease;

(e) Sublandlord has received no written notices of violations of law issued against the Subleased Premises nor has Sublandlord made or received any written material complaints regarding the building systems in and/or serving the Subleased Premises, including the HVAC and the supplemental air conditioning, electrical and plumbing systems;

(f) To Sublandlord’s knowledge, the Building provides access and building security on a 24 hour a day, seven days a week, 365/366 days per year basis;

(g) Sublandlord (i) has not brought, kept or stored any hazardous substance into or on the Subleased Premises at any time during the term of the Lease and (ii) has not received any notice from the Landlord or any governmental authority stating that any hazardous substances are present in the Subleased Premises;

(h) The Subleased Premises is separately submetered from all other space in the Building and the supplemental air-conditioning units serving the Subleased Premises serve only the Subleased Premises; and

(i) The Personal Property is free and clear of any liens, claims, encumbrances and security interests.

Article 17
Electric Energy

17.01 Subtenant’s use of the electric current in the Subleased Premises shall not at any time exceed the capacity of any of the electrical conduits and equipment in or otherwise serving the Subleased Premises. If any tax is imposed upon Sublandlord’s or Landlord’s receipts from the sale or resale of electric current to Subtenant by any federal, state or municipal authority, Subtenant agrees that, unless prohibited by law, such taxes shall be paid by Subtenant as additional rent hereunder. Sublandlord shall not be liable in any way to Subtenant for any failure or defect in the supply or character of electric energy furnished to the Subleased Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason (unless caused by Sublandlord’s negligence or willful misconduct), provided that if such failure or defect also affects the portion of the Premises not included in the Subleased Premises and Sublandlord recovers on any claim against the public utility or Landlord on account of such failure or defect, Subtenant shall be entitled to a pro-rata share (based on the relative rentable square footage of the Subleased Premises and the Premises) of the recovery net of the costs incurred by Sublandlord in pursuing such claim.

Article 18
Damage by Fire

18.01 If the Subleased Premises are damaged by fire or other cause under circumstances in which Landlord is required to make repairs pursuant to Article 9 of the Underlying Lease, the sole obligation of Sublandlord shall be to use commercially reasonable efforts to cause the obligations of the Underlying Lease to be fulfilled by Landlord in accordance with the terms of the Underlying Lease. No damages, compensation or claims shall be payable by Sublandlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Subleased Premises or of the Building. Subtenant shall be entitled to an abatement of the Fixed Rent and additional rent payable hereunder solely to the extent that Sublandlord is entitled to and does in fact receive such an abatement under the Underlying Lease. At Subtenant’s request and in the event Subtenant desires to remain in the Subleased Premises following a casualty event, Sublandlord shall not exercise any right to cancel the Lease in connection with a casualty. Subtenant shall be entitled to cancel this Sublease in the event that Sublandlord has a right to cancel the Lease with respect to the Subleased Premises whether or not Sublandlord so elects to cancel.

Article 19
Broker

19.01 Each of Sublandlord and Subtenant represents that it dealt only with Joseph P. Day Realty Corp. and CBRE (collectively, the “Broker”) as broker in connection with this Sublease. Sublandlord shall pay the Broker’s commission therefor pursuant to separate agreement(s). Each party shall indemnify and defend the other against all loss, damage, liability, cost and expense (including reasonable attorney’s fees) pertaining to any other brokerage commission or like compensation which is based on alleged actions of the indemnifying party or its agents or representatives. In addition, Sublandlord shall indemnify and defend Subtenant against all loss, damage, liability, cost and expense (including reasonable attorney’s fees) based on any claims made by the Broker. In the event Sublandlord fails to pay the Broker the commissions payable to such Broker as and when required by Sublandlord’s agreements with them, Subtenant may, at its sole option, pay such commissions to the applicable Broker, and, anything in this Sublease to the contrary notwithstanding, in such event the amount of such payment may be offset against the Fixed Rent payable hereunder, provided; however, that Subtenant shall give Sublandlord at least ten (10) days’ prior notice of such election. Each party’s liability under this Section 19.01 shall survive any expiration or termination of this Sublease.

Article 20
Renewal Option

20.01 Subtenant may extend the term of this Sublease for an additional period (the “Renewal Period”) to commence on the first (1st) day following the expiration of the initial Term and expire on December 30, 2023. To exercise the renewal option, Subtenant shall give written notice (“Renewal Notice”) to Sublandlord no later than eleven (11) months prior to Expiration Date of the initial Term, time being of the essence. If at the time of the giving of the Renewal Notice or on the first day of the Renewal Period, Subtenant shall be in monetary or material non-monetary default under the terms of this Sublease beyond any applicable notice or cure periods, then Subtenant’s renewal option and the exercise of the renewal option shall be null and void. Subtenant’s occupancy of the Subleased Premises during the Renewal Period shall be subject to the same terms as those contained in this Sublease, except that (i) after the Renewal Period, Subtenant shall have no further right to renew this Sublease and (ii) during the Renewal Period, the amount of the Security Deposit shall be reduced to $213,480.00 and Sublandlord shall return the balance to Subtenant at the commencement of the Renewal Period. In the event that Subtenant does not timely exercise its right to renew this Sublease, then Subtenant’s option to renew hereunder shall be null and void. Fixed Rent during the Renewal Period shall be the fixed amount set forth for such period in Section 6.01 above.

Article 21
Miscellaneous

21.01 This Sublease shall be governed in all respects by the laws of the State of New York.

21.02 This Sublease may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

21.03 This Sublease, together with the Consent, contains the entire agreement of the parties hereto with respect to the subject matter hereof. This Sublease may not be changed, modified, terminated or discharged unless such change, modification, termination or discharge is in writing and signed by Sublandlord and Subtenant.

21.04 If any one or more of the provisions contained in this Sublease shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

21.05 The Article headings in this Sublease are used for convenience in finding the subject matters, and are not to be taken as part of this Sublease, or to be used in determining the intent of the parties, or otherwise interpreting this Sublease.

21.06 This Sublease shall apply to and bind the respective successors and assigns of the parties hereto but this Section shall not be construed as a consent to any assignment or subletting by Subtenant.

21.07 In no event shall either party hereunder be liable for consequential, punitive or special damages under this Sublease.

21.08 Subtenant shall have the right to dispute the additional rent charges payable by Subtenant under this Sublease to the extent Sublandlord has a parallel right, but in all events, Subtenant shall have the right to contest charges on the grounds of manifest error.

21.09 In the event that Subtenant learns that Sublandlord is in default beyond any applicable grace or notice period with respect to any monetary obligation of Sublandlord under the Lease, Sublandlord hereby agrees that, should the Landlord agree to accept Fixed Rent and additional rent from Subtenant in satisfaction of that default under the Lease then, upon written notice to Sublandlord, Subtenant may pay such Fixed Rent and/or additional rent directly to Landlord in satisfaction of Sublandlord’s obligations under the Lease; and, if Landlord shall accept such cure by Subtenant, Subtenant may thereupon offset such Fixed Rent and/or additional rent paid by Subtenant on Sublandlord’s behalf against the Fixed Rent and/or additional rent payable under this Sublease.

21.10 Subtenant shall be entitled to the abatements that Sublandlord is entitled to under the Underlying Lease including under Article 72 thereof to the extent Sublandlord is entitled to same.

21.11 Sublandlord covenants that as long as this Sublease is in full force and effect, Subtenant shall peaceably and quietly have, hold and enjoy the Subleased Premises during the Term without molestation or hindrance by Sublandlord, subject to the terms, provisions and conditions of the Underlying Lease and this Sublease.

21.12 At the request of Subtenant, Sublandlord shall request that Landlord list Subtenant's name in the Building directory, provided that (a) in no event shall Subtenant’s listings exceed its pro rata share of Sublandlord’s allotted listings and (b) any charges imposed by Landlord for directory listings shall be paid by Subtenant.

21.13 Each party, at any time, and from time to time, upon at least ten (10) days’ prior notice by the other, shall execute, acknowledge and deliver to the requesting party, and/or to any other person, firm or corporation specified by the requesting party, a statement certifying that this Sublease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Fixed Rent and additional rent have been paid, stating whether or not there exists any default by the requesting party under this Sublease, and, if so, specifying each such default, and any other matters reasonably requested by the requesting party or the recipient. Notwithstanding the foregoing, neither party shall be required to furnish such a statement more frequently than three (3) times per year and Sublandlord shall be entitled to take an exception for items of additional rent that have not yet been billed and shall not thereby be estopped from correcting items of additional rent that may have been billed incorrectly. Such certificates may be relied upon by any proposed or actual assignee or sub-sublessee of, or investor or lender of or to, Subtenant.

21.14 The parties agree that under no circumstances will any of the shareholders, partners, directors, officers, members, agents, trustees, beneficiaries, or employees, directly or indirectly, of either Sublandlord or Subtenant (the “Exculpated Parties”) be liable to the other for Sublandlord’s or Subtenant’s obligations under this Sublease. No party hereto shall seek or impose any damages or liabilities against any of the Exculpated Parties.

21.15 .The parties hereto agree that contemporaneously with the execution and delivery of this Sublease the parties hereto as well as the Landlord will be executing and delivering the Consent to each other. The parties acknowledge the Consent modifies certain provisions of this Sublease, and consent to such modifications. By way of example and not limitation, payments of Rent under this Sublease which are to be made to Sublandlord, shall, pursuant to the Consent be made to the Landlord. The parties agree that such payments of Rent due hereunder in accordance with this Sublease to the Landlord shall be deemed satisfaction of Subtenant’s obligations with respect to Rent hereunder. In addition, this Sublease provides for a security deposit to be made in the form of a letter of credit naming Sublandlord as beneficiary; however, the Consent provides that such letter of credit names Landlord as the beneficiary and that such letter of credit be delivered to Landlord (not Sublandlord). Again, compliance by Subtenant of such delivery to Landlord of the letter of credit shall be deemed satisfaction of Subtenant’s security deposit obligations hereunder.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Sublease has been duly executed on the day and year first hereinabove written.

SUBLANDLORD:

LIQUID HOLDINGS GROUP, INC.

By: /s/ Peter R. Kent

Name: Peter R. Kent

Title: CEO

SUBTENANT:

MERIDIAN CAPITAL GROUP, LLC

By:

By: /s/ J. Jay Lobell

Name: J. Jay Lobell

Title: President

EXHIBIT A

COPY OF UNDERLYING LEASE

STANDARD OFFICE LEASE

Agreement of Lease, made this 12th day of August, in the year 2013, between

Joseph P. Day Realty Corp., as agent for 800 Third Avenue Associates, LLC, 9 East 40th Street, New York, New York 10016

Party of the first part, hereinafter referred to as OWNER, and

Liquid Holdings Group, Inc., having an office at 800 Third Avenue, New York, New York 10022

Party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner

Entire 38th Floor and a portion of 37th Floor shown on the attached floor plan.

in the building known as 800 Third Avenue

in the Borough of Manhattan, City of New York, for the term of 10 years

(or until such term shall sooner cease and expire as hereinafter provided) to commence on the date (the “Commencement Date”) on which Owner’s Work (hereinafter defined) has been Substantially Completed (hereinafter defined) and exclusive possession of the demised premises has been delivered to Tenant and to end on the last day of the month in which occurs the date ten years after the Commencement Date, both dates inclusive. Tenant shall pay fixed annual rent at the annual rental rate shown on the attached rent schedule; together with additional rent as provided in rider of even date herewith, which fixed annual rent and additional rent Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first monthly installment on or prior to the date on which Tenant takes occupancy of the demised premises. Rent for any month partially within the term set forth above shall be prorated on a per diem basis.

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the Payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:          1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:          2. Tenant shall use and occupy the demised premises for general and executive offices and other uses incidental to executive office use and for no other purpose.

Tenant Alterations:          3. Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent, subject to the following sentence. Subject to the prior written consent of Owner (which consent shall not be unreasonably withheld, conditioned or delayed and shall be deemed granted unless Owner notifies Tenant that Owner is withholding consent to changes for which Tenant has requested consent and describes in reasonable detail its reason(s) for doing so in a notice given within 10 business days after Tenant’s request for same unless Owner requests additional information or changes, in which case within 10 business days after Tenant furnishes the same), and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are non-structural and which do not materially and adversely affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, by using contractors or mechanics first approved in each instance by Owner, which approval shall be not be unreasonably withheld, conditioned or delayed except Tenant agrees to use the electrical, plumbing and air conditioning contractors designated by Owner. Tenant shall before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner (and Owner shall cooperate in obtaining the same without cost to Owner), and Tenant agrees to carry, and will cause Tenant’s contractors and sub-contractors to carry, such worker’s compensation, commercial general liability, personal and property damage insurance as Owner may reasonably require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days after Tenant receives notice of same, at Tenant’s expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises. If Tenant requests in writing that Owner do so, Owner will state at the time Owner consents to such installations whether Owner elects to have such installations removed by Tenant. If Tenant has not so requested, Owner by notice to Tenant no later than 20 days prior to the date fixed as the termination of this Lease, may elect to relinquish Owner's right to said installations and to have them removed by Tenant. If Owner requires the installations to be removed by Tenant, the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expense. Notwithstanding anything to the contrary contained herein, in no event shall Owner have the right to require Tenant to remove (a) any installation existing as of the date hereof, (b) any installation made as a part of Owner’s Work, or (c) any installation that is a typical office installation, alteration, addition or improvement. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal, of other installations as may be required by Owner in accordance with this Paragraph 3, Tenant shall promptly, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or may be removed from the demised premises by Owner, at Tenant’s expense.

Maintenance and Repairs:          4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein, subject to reasonable wear and tear Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by, or resulting from, willful omission, neglect or willful improper conduct of Tenant, Tenant’s subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture and equipment. Tenant shall promptly make, at Tenant’s expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant’s expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating and other systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder. Except as set forth herein, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by law of an action for damages for breach of contract. Owner agrees to make reasonable efforts to minimize interference with the permitted use. Owner will endeavor to give Tenant reasonable advance notice (which may be oral) of such repairs, alterations, additions or improvements. The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

Window Cleaning:           5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:           6. Prior to the commencement of the lease term , if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, arising out of Tenant’s particular use or manner of use thereof (as opposed to the permitted use hereunder) or with respect to the building if arising out of Tenant’s particular use or manner of use of the demised premises or the building (as opposed to the permitted use hereunder). Nothing herein shall require Tenant to make structural repairs or alterations or repairs or alterations to the systems to the extent not exclusively servicing the demised premises unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner’s reasonable satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys’ fees, by cash deposit or by surety bond in an amount and in a company reasonably satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect for the permitted use. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to reasonably prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s reasonable judgment to absorb and prevent vibration, noise and annoyance.

Subordination:          7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying lease, and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may commercially reasonably request. Owner agrees to use best efforts to obtain a subordination, nondisturbance and attornment agreement from the present and any future holder of the mortgage on the building. Tenant agrees Tenant will reimburse Owner for any expense in connection therewith, including without limitation the fee of the attorneys for the lender for preparation and negotiation of such an agreement.

Property Loss, Damage Reimbursement Indemnity:          8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence willful act or omission of or breach of this Lease by Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore, nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney’s fees, paid suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the negligence or willful improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant caused by, or due to breach of this Lease or negligence or willful misconduct. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld, conditioned or delayed.

Destruction, Fire and Other Casualty:          9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner, and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable or inaccessible by fire or other casualty, the damages thereto shall be repaired by, and at the expense of Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty, according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable or inaccessible by fire or other casualty, then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and henceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date of damage or destruction, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) business days after written notice from Owner that the demised premises are substantially ready for Tenant’s occupancy provided such notice is accurate. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof. If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty and repair and restoration of the same is not substantially completed within 150 days after such fire or other casualty, Tenant may give Owner written notice that unless the repair and restoration of said demised premises is substantially completed within 30 days after the date of such notice, Tenant will end the term of this Lease. In the event such repair and restoration is not substantially completed within 30 days after the date of such notice, Tenant may at any time thereafter and prior to substantial completion of such repair and restoration give Owner a second notice ending the term of this Lease, whereupon the term of this Lease shall end on the date 3 business days after Owner’s receipt of such second notice as if such date was the date set forth in this Lease for the end of the term of this Lease.

Eminent Domain:          10. If the whole or any material part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant’s entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.           11. Except as set forth herein, Tenant, for itself, its heirs, distributees, executors, administrators, legal representative, successors and assigns, expressly covenants, that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority interest in any partnership or other legal entity which is Tenant shall be deemed an assignment, which consent to an assignment or sublease shall not be unreasonably conditioned, withheld or delayed as set forth in Article 61 below. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, beyond the expiration of all applicable notice and cure periods, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:          12. Rates and conditions in respect to sub- metering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:          13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and at other reasonable times, upon reasonable advance notice to Tenant which may be oral, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Owner agrees that while exercising such right of entry or making such repairs, replacements or improvements, Owner shall use reasonable efforts to minimize interfering with the permitted use. Tenant shall permit Owner to use and maintain and replace pipes, ducts, and conduits in and through the demised premises and to erect new pipes, ducts, and conduits therein, provided they are concealed within the walls, floors, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise except as set forth herein. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours upon reasonable advance notice to Tenant which may be oral for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last 24 months of the term, for the purpose of showing the same to prospective tenant. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected.

Vault, Vault Space, Area:          14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to be the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:          15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, and latent defects, if any. In any event, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record. Owner represents and warrants that the certificate of occupancy issued for the building permits the use of the demised premises for the uses permitted hereunder.

Bankruptcy:          16. (a) Anything elsewhere in this lease to be contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant’s obligations under this lease) as the debtor which if involuntary is not discontinued within ninety (90) days after commencement; or (2) the making by Tenant (or a guarantor of any of Tenant’s obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant or any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised remises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such demised premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

Default:          17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become abandoned; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under § 365 if Title 11 of the U.S. Code (Bankruptcy Code); or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposit hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant shall be in default with respect to any other lease between Owner and Tenant beyond the expiration of all applicable notice and cure periods; then, in any one or more of such events, upon Owner serving a written thirty (30) days notice upon Tenant specifying the nature of said default, and upon the expiration of said thirty (30) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced curing such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then if such default is continuing Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:          18. In case of any such default, re-entry, ex- piration and/or dispossess by summary pro- ceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises, or any part or parts thereof, shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant or Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the events of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses:          19. If Tenant shall default in the observance or performance of any term or covenant on Ten- ant’s part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice, if required, and upon expiration of any applicable grace period, if any (except in an emergency), then unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Owner within twenty (20) days of rendition of any bill or statement to Tenant therefore. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management:          20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Owner will perform any such repairs, alterations, additions and improvements with reasonable diligence and with a reasonable effort to minimize interference with the permitted use. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of such controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner:          21. Except as otherwise set forth herein, neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as is” subject to Owner’s Work, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:          22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, “broom-clean”, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:          23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and addi- tional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:          24. Except as set forth herein, if Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:          25. The failure of Owner to seek redress for vio- lation of, or to insist upon the strict performance of, any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner or Tenant unless such waiver be in writing signed by Owner or Tenant, as the case may be. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent., nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiverof Trial by Jury:          26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do, waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant’s use of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims and Tenant will not seek to consolidate any such proceeding or action for possession with any other action. The foregoing shall not prohibit Tenant from bringing a separate plenary action against Owner.

Inability to Perform:          27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures, or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:          28. Except as otherwise in this lease provided any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof), addressed to the other party at the address hereinabove set forth (except that after the date specified as the commencement of the term of this lease, Tenant’s address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered if a business day, or if not, then the next business day, if delivered to Tenant personally, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is two (2) business days after being mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notice given by Owner’s managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. At Owner’s option, notices and bills to Tenant may be sent by hand delivery. Rent bills may be sent by first class mail.

Services Provided by Owners:          29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory, cleaning and pantry purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the judge in its reasonable judgment), Owner may install a water meter at Tenant’s expense, which Tenant shall thereafter maintain at Tenant’s expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner’s expense provided that the same are kept in order by Tenant in accordance with the attached cleaning specifications. No one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant’s refuse and rubbish from the building in excess of standard office rubbish; (e) if the demised premises are serviced by Owner’s air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner’s contract with the applicable Operating Engineers contract, Owner will furnish the same at Tenant’s expense. RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner, for as long as may be reasonably required by reason thereof, Owner shall make reasonable efforts to minimize interference with the permitted use and shall endeavor to provide Tenant with reasonable advance notice of such stoppage; and (g) Owner shall permit telecommunication service providers already servicing the Building to provide telecommunication services to Tenant subject to Owner’s reasonable rules. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefore without in any way affecting this lease or the obligations of Tenant hereunder.

Captions:          30. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:          31. The term “office”, or “offices”, wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of good, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing. The term “Owner” means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building, or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Owner hereunder arising on or after the date of such transaction, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser, grantee, assignee or transferee or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “business days’ as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:          32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:          33. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully and comply with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner and Owner’s agents may from time to time adopt, provided that Tenant is given at least ten (10) days prior advance notice of such additional Rules and Regulations. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. In the event of any conflict between the Rules and Regulations and this lease, this lease shall govern. Owner shall not enforce the Rules and Regulations against Tenant in a discriminatory manner.

Security:          34. Tenant shall deposit with Owner on the date that Tenant takes occupancy of the demised premises the sum of $500,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. If Tenant is not then in default of any of the terms, provisions, covenants and conditions of this lease (or, if such default then exists, upon the cure of the same), the security shall be returned to Tenant promptly after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(a)	At any time, Tenant may furnish Owner a binding, unconditional, irrevocable standby letter of credit in form satisfactory to Owner, in amount equal to the security required to be deposited by Tenant under the Lease, to be issued by a commercial bank or savings bank acceptable to Owner payable to Joseph P. Day Realty Corp., as Agent for the Owner, 9 East 40th Street, New York, N.Y. 10016 and to expire not earlier than 1 year from the date of issuance thereof (the "Letter of Credit") and to be renewed on a year to year basis unless the bank shall have notified Owner at least 60 days before the expiration of the Letter of Credit that it is not renewing the Letter of Credit for the following year with a final expiration date at least one month after the end of the term of this Lease set forth on the first page of this Lease. Owner shall have the right to present the Letter of Credit and draw the full amount thereof upon submitting a written notice to the issuer specifying any of the following events:

(i)	If Tenant shall default in payment of any fixed rent, escalations or additional rent for 10 days after the same shall become due and such default shall not be cured;

(ii)	If Tenant shall default in the performance or observance of any other covenant or condition of this Lease on the part of Tenant to be performed or observed and such default shall not be cured after Owner shall have given Tenant written notice thereof, as provided in this Lease; or

(iii)	If Owner shall have received a notice from the bank that it is not renewing the letter of credit for the following year, unless Tenant furnishes a substitute letter of credit within 10 days of the date of the bank’s notice of nonrenewal.

(b)	Upon receipt of the proceeds of the Letter of Credit, Owner shall hold the same subject to the provisions of Articles 34 and 48 of this Lease, as security for the full and faithful performance and observance by Tenant of all of the covenants and conditions of this Lease on its part to be performed or observed (collectively, "Tenant's obligations"). Tenant shall not be entitled to have said security deposit, or any part thereof, applied in payment of any installments of rent or additional rent falling due under this Lease, but only to have the same returned to it upon the expiration or earlier termination of this Lease, provided Tenant shall not then be in default hereunder, or if then in default, after Tenant has fully cured such default.

(c)	If the Letter of Credit shall be in effect upon the expiration or earlier termination of this Lease, the Letter of Credit shall be surrendered by Owner for cancellation, provided Tenant shall not then be in default under this Lease.

(d)	In the event of a sale or lease of the Building, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new owner for the return of said security; and it is agreed that the provisions hereof shall apply to every subsequent transfer or assignment made of the security to a new owner.

(e)	Except in connection with an assignment permitted under this Lease, Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the letter of credit deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate:          35. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that to Tenant’s actual knowledge after due inquiry, this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default and such other information as shall be required of Tenant.

Successors and Assigns:          36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, Owner shall look only to Tenant for the satisfaction of Owner’s remedies for the collection of a judgment (or other judicial process) against Tenant in the event of any default by Tenant hereunder, and no partner, member, officer or director of Tenant, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Owner’s remedies under, or with respect to, this lease or the relationship of Owner and Tenant hereunder except pursuant to Article 69 below.

In Witness Whereof, Owner and Tenant shall have respectively signed and sealed this lease as of the day and year first above written.

JOSEPH P. DAY REALTY CORP., AS AGENT FOR
Witness for Owner:	800 THIRD AVENUE ASSOCIATES, LLC
(OWNER)

	BY:	/s/ RICHARD TEICHMAN

Witness for Tenant:	LIQUID HOLDINGS GROUP, INC.
(TENANT)

/s/ VIRGINIA TALERICO	BY:	/s/ BRIAN M. STORMS

FEDERAL IDENTIFICATION #:	46-3252142

IMPORTANT- PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND

MADE A PART OF THIS LEASE

IN ACCORDANCE WITH ARTICLE 33.

1.            The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises, and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designed for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2.            The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant, whether or not caused by the Tenant, or its clerks, agents, employees or visitors.

3.            No carpet, rug or other article shall be hung or shaken out of any window of the building and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish , or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4.            No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5.            No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6.            Tenant shall not mark, paint, drill into, or in any way deface, any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7.            No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay to Owner the cost thereof.

8.            Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner, Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, or which these Rules and Regulations are a part.

9.            Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10.          Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom he requests such pass, and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11.          Owner shall have the right to prohibit any advertising by Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from owner, Tenant shall refrain from or discontinue such advertising.

12.          Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other process, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13.          If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on weekdays, and prior to 3:00 p.m. on the day prior tin case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun’s rays fall directly on the windows of the demised premises.

14.          Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Owner may designate in its reasonable discretion.

15.          Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expenses, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner’s option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate. (2) Owner’s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 15, and, at Tenant’s sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

STANDARD LEASE RIDER

37. RIDER PROVISIONS PARAMOUNT

If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this Lease, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail, and in case of inconsistency with the Rules and Regulations, shall be deemed a waiver of such Rules and Regulations with respect to this Tenant to the extent of such inconsistency.

38. BINDING EFFECT

It is specifically understood and agreed that this Lease is offered to Tenant for signature by the managing Agent of the Building solely in its capacity as such Agent and subject to Owner's acceptance and approval, and that Tenant shall have affixed its signature hereto with the understanding that such act shall not, in any way, bind Owner or its Agent until such time as this Lease shall have been approved and executed by the managing Agent or the Owner and delivered to Tenant. If on the signing or at any time during the term of this lease, the "Owner" is acting as such in fiduciary capacity or capacities, then such "Owner" shall not be bound hereby or be liable hereunder or for any covenant or warranty, expressed or implied, otherwise than in such capacity or capacities.

39. REAL ESTATE TAX ESCALATION

Tenant shall pay Owner as additional rents the amounts set forth in this Article 39.

A. The following definitions shall apply:

1. "Taxes" shall mean the real estate taxes and assessments and special assessments imposed upon the Building and/or the land ("the Building") by any governmental bodies or authorities for any purpose whatsoever or any other governmental charges whether general or special, ordinary or extraordinary, foreseen or unforeseen, which may be levied or assessed with respect to the Building during the term of this Lease or any renewal thereof whether the increase results from a higher tax rate or an increase in the assessed value of the Building or both or other means of increase. If at any time after the date hereof the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof, there shall be levied, assessed and imposed (i) a tax, assessment, levy or otherwise on the rents received therefrom, or (ii) a license fee measured by the rent payable by Tenant to Owner, or (iii) any other additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based shall be deemed to be included within the term "Taxes" for the purpose hereof. Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or excess profits that is or may be imposed upon Owner, nor shall Taxes include any interest, penalties or fines. Tenant agrees to pay Tenant's Share of the actual reasonable costs incurred by Owner in any tax protest or reduction proceedings, including (to the extent reasonable) attorneys, accountants and appraiser's fees and any other filing or court fees or other costs, disbursements or expenses incurred with relation to each Tax Year during the term of this Lease.

2. "Base Tax" shall mean the average of Taxes, as finally determined by settlement, court decision or otherwise, for the fiscal Tax Year ending June 30, 2014.

3. "Tax Year" shall mean the fiscal year for which Taxes are levied by the governmental authority.

4. "Tenant's Share" shall be 2.446%throughout the term of this Lease irrespective of the bulk of the Building and the Demised Premises and any additions or demolition at any time during the term hereof.

5. "Building" shall mean the land and building known as 800 Third Avenue in the borough of Manhattan, city and state of New York of which the Demised Premises form a part.

B. 1. If, for any reason, the Taxes for any Tax Year occurring in whole or in part during the term of the Lease shall be more than the Base Tax, Tenant shall pay as additional rent for such Tax Year an amount equal to Tenant's Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax (prorated for any partial year within the term). (The amount payable by Tenant is hereinafter called the "Tax Payment.") Owner or Agent shall furnish Tenant with a statement showing the calculations for any year in which a Tax Payment is due and if requested with copies of the tax bills. Said statement shall be deemed final and binding on Tenant unless disputed by Tenant within 30 days after receipt thereof.

2. In the event the Base Tax is reduced as a result of settlement, court decision or of any other appropriate proceeding or agreement, Owner shall have the right to adjust the amount of Tax Payment due from Tenant for any Tax Year in which Tenant is or was obligated to pay a Tax Payment hereunder to reflect the new Base Tax, and Tenant agrees to pay the amount of said adjustment on the next rental installment day immediately following receipt of a rent statement from Owner setting forth the amount of said adjustment, together with an explanation therefor.

C. With respect to any period at the commencement or expiration of the term, which shall constitute a partial Tax Year, Owner's statement shall apportion the amount of the Tax Payment due hereunder.

D. Beginning with the first Tax Year in which Taxes are greater than the Base Tax, the Tax Payment for that year and subsequent years shall be paid in full promptly after billing.

E. Owner shall be under no obligation to contest the Taxes or the assessed valuation of the land and the Building for any Tax Year or to refrain from contesting the same, and may settle any such contest on such terms as Owner in its sole judgment considers proper.

F. Owner's failure during the Lease term to prepare and deliver any statements or bill for Tax Payment, or Owner's failure to make a demand under this Article 39 or under any other provisions of this Lease shall not in any way be deemed to be a waiver of or cause Owner to forfeit or surrender its right to collect any items of additional rent which may have become due pursuant to this Article 39 so long as Owner delivers to Tenant a bill for a Tax Payment within one year after the later of (a) the expiration of the Tax Year for which such Tax Payment is due, or (b) the final determination of the amount of said Taxes or (c) the date Owner receives notice of the final determination of the Base Tax or any other article of this Lease during the term of this Lease. Tenant's liability for the additional rent due under this Article 39 shall survive the expiration or sooner termination of this Lease.

G. In no event shall any adjustment of Tax Payments hereunder result in a decrease of the fixed rent or additional rent payable pursuant to any other provisions of this Lease, it being agreed that the payment of additional rent under this Article 39 is an obligation supplemental and in addition to Tenant's obligation to pay fixed rent.

40. INTENTIONALLY OMITTED

41. INTENTIONALLY OMITTED.

42. HEATING COSTS

Tenant agrees that in the event Heating Costs for any calendar year shall be greater than the Heating Costs for the calendar year preceding the execution date of this Lease as a result of but not limited to increases in or additions to the number of units used, rates, fuel adjustments, taxes, surcharges, energy charges or charges of any kind, Tenant agrees to pay to Owner within ten (10) days after receipt of Owner's statement, 2.446% of such excess for the particular calendar year (prorated for any partial year within the term). Such statement shall be deemed final and binding on Tenant unless disputed by Tenant within 30 days after receipt thereof. Heating Costs as used in this Article 42 shall mean fuel costs if Owner continues to use its own heating plant or the cost of outside heating or steam if the Owner uses an off-premises heating service.

43. LOCAL LAWS

If any alterations, installations, changes or improvements to the Building, including, but not limited to, the Demised Premises are made by Owner in order to comply with New York City Local Law No. 5 (fire protection) and New York City Law No. 10 (building condition) and any other local law as each may be amended or any successor law of like import, (or any Federal, State or local law or government regulations enacted subsequent to the date hereof) at any time after the date of this Lease and prior to the expiration date of this Lease, the cost of any such alterations shall, for the purposes of this Article 43, be deemed amortized by Owner in accordance with an amortization schedule with a reasonable interest factor included therein, determined by Owner in Owner's reasonable judgment, and during each calendar year which shall include any part of the demised term for which such an amortization shall be applicable, Tenant shall pay to Owner a sum equal to 2.446% of such amortization and interest applicable to such calendar year (prorated for any partial year within the term). Owner shall deliver to Tenant a statement setting forth the amount due. Such statement shall be deemed final and binding on Tenant unless disputed by Tenant within 30 days after receipt thereof.

44. ADDITIONAL RENT

All escalation rents, additional rent and any and all other payments, charges and sums due by the Tenant to the Owner under this Lease whether or not designated as such shall be deemed rent for all purposes hereunder and by law, and the failure to pay any such amount shall subject the Tenant to the same rights and remedies of the Owner including the right to commence summary proceedings for nonpayment of rent as if such escalation rent, additional rent and other payments, charges and sums due were Fixed Annual Base Rent hereunder.

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45. ACCEPTANCE OF RENT

If Tenant is in arrears in the payment of fixed rent or additional rent, Tenant waives its rights, if any, to designate the items in arrears against which any payments made by Tenant are to be credited, and Owner may apply any of such payments to any such items in arrears as Owner, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited. No payment by Tenant nor receipt by Owner of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any payment nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such payment due or pursue any other remedy in this Lease provided or at law. No receipt of monies by Owner from Tenant, after any reentry or after the cancellation or termination of this Lease in any lawful manner shall reinstate this Lease; and after the service of notice to terminate this Lease, or after the commencement of any action, proceeding or other remedy, Owner may demand, receive and collect any monies due and apply this on account of Tenant's obligations under this Lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment. All checks rendered to the Owner as and for the rent of the Demised Premises shall be deemed payments for the account of the Tenant. Acceptance by the Owner of rent from anyone other than the Tenant shall not be deemed to operate as an attornment to the Owner by the payer of such rent or as a consent by the Owner to an assignment or subletting by the Tenant to the Demised Premises to such payer, or as a modification of the provisions of this Lease.

46. LATE PAYMENT

If Tenant shall fail to pay any installment of rent, additional rent or other charges when first due hereunder (irrespective of any grace period as may be applicable thereto) and such payment was not received in the office of the Owner's Agent on or before the tenth (10th) day after such payment was first due, then interest at the rate of one and one half-percent (1-1/2%) per month for each month or portion of a month may be charged on such sum not paid when first due and payable hereunder, and such interest shall be deemed to accrue as additional rent hereunder, shall appear on subsequent rent bills and shall be paid to Owner upon billing or upon demand made from time to time, but in any event no later than the time of payment of the delinquent sum. If such interest from time to time shall exceed the rate permitted under the laws of the State of New York to be charged on late payments of sums of money due pursuant to a lease, then the interest shall be reduced to said legal maximum rate. Such late charge shall be without prejudice to any of Owner's rights and remedies hereunder for nonpayment of rent and shall be in addition thereto. If Tenant shall submit to Owner a check which is dishonored for any reason, Tenant shall pay to Owner as Additional Rent an additional $200.00 for Owner’s expenses, and all future payments required by Tenant under this lease shall be made by certified or bank check.

47. RENT CONTROL

If the annual base rental or any additional rent shall be or become uncollectible, reduced or required to be refunded by virtue of any law, governmental order or regulation, or direction of any public officer or body pursuant to law, Tenant shall within ten (10) days of request enter into an agreement or agreements and take such other action as Owner may request, as may be legally permissible, to permit Owner to collect the maximum annual base rent and additional rent which may from time to time during the continuance of such rent restriction be legally permissible, but not in excess of the amounts of annual base rent or additional rent payable under this Lease. Upon the termination of such rent restriction prior to the termination of the term of this Lease, (a) the annual base rent and additional rent, after such termination, shall become payable under this Lease in the amount of the annual base rent and additional rent set forth in this Lease for the period following such termination, and (b) Tenant shall pay to Owner, to the maximum extent legally permissible, an amount equal to (i) the annual base rent and additional rent which would have been paid pursuant to this Lease but for such rent restriction less (ii) the annual base rent and additional rent paid by Tenant to Owner during the period that such rent restriction was in effect. This provision shall survive the expiration or earlier termination of this Lease to the maximum enforceable extent.

48. TENANT'S SECURITY

Owner shall unless prohibited by law or by the general policies of lending institutions in New York City deposit the security in an interest-bearing account with a bank selected by Owner. All interest which shall accrue on the security shall be held as additional security in accordance with this Lease. Owner shall be entitled to an administrative fee equal to the lesser of 1% per year upon the security deposited by the Tenant and (ii) the amount of interest earned that year on the security.

49. INTENTIONALLY OMITTED.

50. TENANT'S CLEANING

Owner shall at its expense perform or cause others to perform cleaning of the demised premises pursuant to Article 29 (d) above.

The Tenant agrees Tenant will employ such office cleaning and maintenance contractor as the Owner may from time to time designate for all waxing, polishing and maintenance work in the Demised Premises above any cleaning services which may be provided by Owner pursuant to this Lease. The Tenant shall not employ any other contractor or individual without the Owner's prior written consent which consent shall be in Owner's sole discretion. Tenant recognizes that this provision is for the security of the Building. The foregoing shall not preclude Tenant or its employees from performing any of the foregoing work. In connection with all refuse, Tenant agrees to comply with all governmental rules and reasonable regulations and rules of the building carter as to separation of refuse and other refuse recycling requirements and in connection therewith to pay for any required refuse bags.

51. RESTRICTIONS ON USAGE

A. Tenant covenants and agrees that during the term of this Lease neither Tenant, assignee nor any subtenant (if the same are permitted pursuant to this Lease) will use as its name or as part of its name (under which it conducts business) any name which, regardless of the spelling thereof, has the same or similar sound or meaning as the words "MEDICAL CENTER", "MEDICAL GROUP" or "MEDICAL TREATMENT CENTER".

B. Notwithstanding anything to the contrary contained in this Lease, Tenant covenants and agrees that Tenant will not use the Demised Premises or any part thereof or permit the Demised Premises or any part thereof to be used:

(a)	for retail banking, trust company or safe deposit business;

(b)	as or by a retail commercial or savings bank, as or by a trust company, as or by a savings and loan association, as or by a loan company or as or by a credit union;

(c)	for the sale of traveler's checks and/or foreign exchange;

(d)	as a restaurant and/or bar, and/or for the sale of soda and/or beverages and/or food or sandwiches and/or ice cream and/or baked goods;

(e)	as a diagnostic medical center and/or for the practice of medicine or health services;

(f)	as a school of any kind including but not limited to the teaching of or instructions or giving courses in either secretarial skills, and/or languages and/or the operation of office equipment and/or business machines;

(g)	for telephone answering, messenger, photocopying, express mail services for other than Tenant;

(h)	as an employment, placement or recruiting agency or similar activity.

52. INDEMNIFICATION AND INSURANCE

At all times during this Lease or any extension thereof, Tenant must procure and maintain the following insurance coverage for the mutual benefit of Tenant and Owner. All carriers used must be rated at least A- VII by AM Best rating service.

I.	Workers Compensation and Employers Liability

(a)	Statutory Workers Compensation (including occupational disease) in accordance with the law and including applicable other states endorsement.

(b)	Employers Liability Insurance in accordance with State law.

II.	All Risk Property Insurance with limits dedicated to the Demised Premises with respect to all of its personal property, including removable trade fixtures, located in the Demised Premises and on all additions and improvements made by Tenant for 100% of the full replacement value and naming Owner as loss payee as their interests may appear.

(a)	Business interruption insurance (including rental value) in an annual aggregate amount equal to the estimated loss of business income from the Lease of the Property (including, without limitation, the loss of all Rents and additional Rents payable by all of the lessees under the Leases (whether or not such Leases are terminable in the event of a fire or casualty), up to $1,000,000.00, such insurance to cover losses for a period of the longer of (a) One (1) year after the date of the fire or casualty in question or (b) the period from the time of loss until all repairs are should have been completed with reasonable diligence and dispatch, plus an extended period of indemnity commencing at the time repairs are completed for a period of not less than 180 days and to be increased or decreased, as applicable, from time to time during the term of the Lease.

(b)	Tenant agrees (i) to release and waive the right of subrogation against Owner with respect to loss payable under such policy or policies and/or (ii) that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. Owner waives right of subrogation against Tenant as set forth in Article 9 above.

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(c)	During any substantial renovation by Tenant, all risk builders’ risk liability coverage on a replacement cost basis must be maintained by Tenant equal to the replacement cost value of the building. The form of such coverage shall be subject to reasonable approval by the Owner and must insure the Owner as Owner’s interest may appear.

III.	Commercial General Liability (CGL) – Written on an occurrence basis, utilizing standard unmodified coverage forms, with a per location aggregate endorsement. Coverage under the CGL policy shall extend to any indemnity agreement entered into by the Tenant in connection with this Lease. The CGL coverage shall also provide that any individual or entity that the Tenant is obligated to name as an additional insured shall automatically receive additional insured status under the CGL policy. In lieu of this provision, there shall be a specific endorsement on the policy naming the required parties as unrestricted additional insureds.

Additional Insureds: Owner and all parties reasonably requested by Owner, including without limitation any interested finance institutions or other parties having an interest in the property, shall be named as additional insureds. All coverage provided to the additional insured’s under Tenant’s overages shall be primary and non-contributory with coverage independently carried by the additional insureds.

The policies cannot contain any provision that would preclude coverage for suits/claims brought by an additional insured against a named insured.

The CGL coverage must provide for a total per occurrence and aggregate limit for bodily injury and property damage of $2,000,000.00. This limit may be obtained through combining CGL and excess/umbrella policies.

IV.	INTENTIONALLY OMITTED

V.	Umbrella and/or excess liability policies used to comply with CGL and/or automobile liability limits shown above shall be warranted to be excess of limits provided by primary CGL, automobile and employers liability.

Umbrella and/or excess liability policies used to comply with CGL and/or automobile liability limits shown above shall include additional insureds as per CGL policy.

Umbrella and/or excess liability policies used to comply with CGL and/or automobile liability limits shown above shall include Waiver of Subrogation in favor of all additional insureds.

VI.	EVIDENCE OF INSURANCE

Tenant agrees to deliver to Owner on execution of this Lease a certificate of insurance evidencing the coverage maintained by Tenant. Prior to the expiration date thereof, Tenant shall deliver to Owner a fully paid renewal certificate thereof. Each policy must provide that if it is cancelled or modified the carrier will endeavor to give Owner at least 20 days prior written notice by certified or registered mail of such cancellation or modification. If the policy does not so provide, then Tenant will give Owner such notice. Tenant also agrees to deliver certificates of insurance required by Article 3 of the Lease to be maintained by Tenant’s contractors and subcontractors in reasonable amounts unless otherwise required pursuant to Article 3.

If Tenant defaults in obtaining or delivering any such policy or policies or certificates thereof or fails to pay the premiums therefore, Owner may (but shall not be required to) secure or pay for any such policy or policies and charge Tenant as additional rent therefore. Such additional rent shall be payable by Tenant to Owner with the fixed rent then next accruing. If Tenant defaults in paying the same with interest to date of payment, Owner shall have the same rights and remedies on account thereof as it has with respect to a default in the payment of the fixed rent, including summary proceedings.

VII.	INDEMNIFICATION

To the fullest extent permitted by law, Tenant shall hold harmless, indemnify and defend the Owner against any and all claims, damages, liabilities, losses and expenses, including reasonable attorney’s fees arising out of or occasioned by, or in any way connected with the use of the demised premises. Nothing contained in this indemnity agreement shall be construed to require the Tenant to indemnify the Owner for any liability stemming from any act or omission other than acts or omissions of the Tenant, its employees, agents or any independent contractors performing on its behalf.

53. COST AND EXPENSES

All costs and expenses including reasonable attorneys' fees incurred by Owner or Tenant in and about enforcing any of the covenants and conditions of this Lease against the other shall be paid by the nonprevailing party to the extent included in any judgment rendered in the prevailing party's favor in any court of competent jurisdiction against the nonprevailing party.

54. INTENTIONALLY OMITTED

55. BROKER

Owner and Tenant each covenants, warrants and represents that there was no broker except the managing Agent JOSEPH P. DAY REALTY CORP. instrumental in consummating this Lease and that no conversation or negotiations were had with any broker except JOSEPH P. DAY REALTY CORP. concerning the renting of the premises. Owner and Tenant each agrees to hold the other harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by the indemnifying party with any broker except JOSEPH P. DAY REALTY CORP. Owner agrees to pay the brokerage commission of JOSEPH P. DAY REALTY CORP. pursuant to separate agreement. The provisions of this Article 55 shall survive the expiration or earlier termination of this Lease.

56. CONSTRUCTION: GOVERNING LAW

If any of the provisions of this Lease or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. This Lease shall be governed in all respects by the laws of the State of New York.

57. ATTORNMENT

Tenant agrees that if a superior lessor or a mortgagee shall enter into and become possessed of the real property of which the Demised Premises form a part, or any part or parts of such real property either through possession or foreclosure action or proceedings, or through the issuance and delivery of a new lease of the premises covered by the Lease to the mortgagee, then, if this Lease is in full force and effect at such time, Tenant shall attorn to the superior lessor or the mortgagee, as its Owner, if such superior lessor or such mortgagee requests Tenant to do so. In such event, such lessor or mortgagee shall not be liable to Tenant for any defaults theretofore committed by Owner, and no such default shall give rise to any rights or offset or deduction against the rents payable under this Lease. If any superior lessor or any mortgagee to which Tenant agrees to attorn, as aforesaid, reasonably requests a further instrument expressing such attornment, Tenant agrees to execute the same promptly.

58. TENANT'S CERTIFICATE

A. At any time and from time to time upon at least ten (10) days' prior written notice by the Owner to the Tenant, the Tenant shall without charge execute, acknowledge and deliver to the Owner a statement in writing, in recordable form, addressed to such party as the Owner may designate prepared by the Owner or in form satisfactory to the Owner certifying any of the following information as may be requested (a) to Tenant’s actual knowledge after inquiry that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) whether the term of the Lease has commenced and the rent and additional rent have become payable hereunder and, if so, the dates to which they have been paid, (c) whether or not, to the actual knowledge of the Tenant after inquiry, the Owner is in default in the performance of any of the terms of this Lease and, if so, specifying each such default of which the Tenant may have knowledge, (d) whether the Tenant has accepted possession of the Demised Premises, (e) whether the Tenant has made any uncollected claims against the Owner under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claims, (f) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of the Tenant to be performed and, if so, specifying the same and (g) such further information with respect to the Lease or the Demised Premises as the Owner may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or any part thereof or of the interest of the Owner in any part thereof, by any mortgagee or prospective mortgagee thereof, by any lessor or prospective lessor thereof, by any lessee or any prospective lessee thereof or by any prospective assignee of any mortgage thereof. On Tenant’s request, Owner will furnish a similar certificate.

59. TENANT'S REMEDIES

With respect to any provision of this Lease whereby Owner's consent or approval is required or as to any other matter where Owner's consent is requested, Tenant in no event shall be entitled to make nor shall Tenant make, any claim (and Tenant hereby waives any such claim) for money damages; nor shall Tenant claim any money damages by way of set off, counterclaim or defense, based upon any claim or assertion by Tenant that Owner has unreasonably withheld or unreasonably delayed any consent or approval, but Tenant's sole remedy shall be an action or proceeding in equity to enforce any such provision or for specific performance, injunction or declaratory judgment. Tenant will not seek to consolidate any claim or counterclaim in any summary proceeding brought by Owner for possession of the premises.

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In the case of a claim by Tenant that Owner unreasonably withheld or delayed consent to a request to perform any alterations or approve plans and specifications therefor or for any sublease or assignment, Owner and Tenant hereby agree that the following provisions shall apply: upon the written request of Tenant, the dispute either (i) shall be submitted to the American Arbitration Association (the "Association") for disposition pursuant to the "Expedited Procedures" of the Association, if available, or (ii) shall be submitted to the president of the Real Estate Board of New York, Inc. who shall appoint a single arbitrator to decide the dispute; in the event said president refuses to do so, the dispute shall be resolved in accordance with clause (i). If the President of the Real Estate Board agrees to appoint an arbitrator, he shall appoint the arbitrator within three days and the arbitrator will hold a hearing and decide the dispute within seven days of his appointment. The decision of the arbitrator shall be final, and all actions necessary to implement the decision of the arbitrator shall be undertaken as soon as possible, but in no event later than ten (10) business days after the rendering of such decision. Judgment upon the decision or any award rendered may be entered in any court having jurisdiction thereof. All fees payable to the Association or the Real Estate Board or the arbitrator for services rendered in connection with the resolution of the dispute shall be paid for by the party suffering the adverse decision of the Association. For purposes of this Article, the phrase "Expedited Procedures of the Association" shall mean those procedures set forth in paragraphs 53 through 58 of that certain booklet published by the Association and titled "Commercial Arbitration Rules", as amended and in effect March 1, 1986.

60. INTENTIONALLY OMITTED

61. ASSIGNMENT AND SUBLETTING

(a) Except as set forth herein, Tenant shall not, by operation of law or otherwise, assign, mortgage or encumber this Lease, nor sublet all or any part of the Demised Premises or permit the Demised Premises or any part thereof to be used by others, without Owner's prior written consent in each instance. The consent by Owner to any assignment or subletting in no way shall be construed to relieve Tenant from obtaining Owner's express written consent to any other or further assignment or subletting.

(b) If Tenant requests Owner's consent to the assignment of this Lease or the subletting of all of the Demised Premises, it shall submit in writing to Owner, at the time it requests such consent the following material relating to the proposed assignee or subtenant:

(i)	the name and address;

(ii)	the terms and conditions of the proposed assignment or subletting;

(iii)	the nature and character of the business to be conducted in the Demised Premises;

(iv)	an executed copy of the assignment or sublease;

(v)	a deposit of $1,500 (or $2,500 if Tenant’s request is accompanied by plans) to be applied by Owner to fees and expenses incurred by Owner pursuant to subparagraph (e)(iv) below, the unapplied balance of such deposit to be refunded by Owner to Tenant promptly after Tenant’s request therefor after the execution and delivery of the assignment agreement or sublease, as applicable;

(vi)	a financial statement for the preceding two (2) years if it has been a business for that period;

(vii)	banking, financial and other credit information reasonably sufficient to enable Owner to determine the proposed assignee's or subtenant's financial responsibility; and

(viii)	such other business or financial information reasonably requested by Owner.

(c) Owner shall have the following options, exercisable by written notice to Tenant within thirty (30) business days after Tenant's aforesaid request for Owner's consent and the furnishing of all requested information:

(i)	INTENTIONALLY OMITTED.

(ii)	Owner may elect to terminate Tenant's Lease on the effective date of the proposed assignment or sublease, and Owner shall execute and deliver an instrument releasing and discharging the Tenant from all obligations under this Lease accruing after the effective date of such proposed assignment or sublease, and Tenant shall vacate and surrender possession of the entire Demised Premises in accordance with the Lease on or before said effective date.

(d) If the Owner shall not exercise the foregoing option in subparagraph (c) hereinabove within the time set forth above, its consent to the proposed assignment or subletting of all of the Demised Premises shall not be unreasonably withheld, conditioned or delayed, provided, however, that it may withhold consent therein if in the reasonable exercise of its judgment it determines that:

1.	The financial condition and/or general reputation of the proposed assignee or subtenant are not consistent with the extent of the obligations undertaken by the proposed assignment or sublease.

2.	The proposed use of the Demised Premises is not appropriate for the Building or in keeping with the character of the existing tenancies or permitted by the Tenant's Lease.

3.	The nature of the occupancy of the proposed assignee or subtenant is not in accordance with the use provision of the Lease or will cause excessive density of employees or traffic or make excessive demands on the Building's services or facilities or be an assignment or sublease to a school or employment or placement agency.

4.	The Tenant proposes to assign or sublet to one who at the time is a Tenant in possession of premises in the Building of which the Demised Premises are a part.

5.	Intentionally Omitted.

6.	Intentionally Omitted.

7.	As a result of such subletting, the demised premises on the 38th Floor shall be occupied by more than two entities or the demised premises on the 37th Floor shall be occupied by more than one entity.

(e) If Owner shall not exercise an option set forth in subparagraph (c) above within the time limit provided therefore and if Owner shall not have withheld its consent pursuant to subparagraph (d) above, its consent to the proposed assignment or subletting shall not be withheld provided, however, that each of the following conditions first are complied with:

(i)	Tenant then shall not be in default under this Lease beyond the expiration of any applicable notice or cure period;

(ii)	The assignee shall execute an agreement, in form reasonably satisfactory to the Owner, whereby such proposed assignee assumes performance of Tenant's obligations under this Lease and shall become jointly and severally liable with the Tenant for the performance thereof on a prospective basis. The Subletting Agreement shall provide that it is expressly subject to the terms and provisions of the Lease.

(iii)	A duplicate original of the instrument of assignment and assumption agreement or sublease duly executed by the appropriate party, shall be delivered to the Owner before the assignee or subtenant shall be let into possession of the Demised Premises.

(iv)	Tenant shall pay any expense not exceeding $2,500.00, including, but not limited to, reasonable attorneys' fees and fees for financial investigation incurred in connection with the review and/or preparation and/or execution of any documents submitted to Owner relating to the proposed assignment or subletting including preparation of the consent. This provision shall not apply if Owner elects to terminate the Lease pursuant to subparagraph (c) herein.

(f) If the Owner shall give its consent to any assignment of this Lease or to any sublease, Tenant, in consideration therefore, shall pay to Owner, as additional rent:

(i)	In the case of an assignment, an amount equal to 50% of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net undepreciated cost thereof determined on the basis of Tenant's Federal income tax returns) after first deducting therefrom broker commission(s), marketing costs and the cost of any allowances or other enticements; and

(ii)	In the case of a sublease, 50% of any rents, additional charges or other consideration payable under the sublease and related agreements to Tenant by the subtenant which is in excess of the fixed annual rent and additional rent accruing during the term of the sublease pursuant to the terms of this Lease (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then undepreciated cost thereof determined on the basis of Tenant's Federal income tax returns) after first deducting therefrom broker commission(s), marketing costs and the cost of any allowances or other enticements.

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The sums payable under this subparagraph (f) shall be paid by Tenant to Owner as and when paid by the assignee or subtenant to Tenant.

(g) Each of the foregoing provisions and conditions shall apply to each and every further assignment or subletting. An assignment of Lease or a subletting as above provided shall not discharge or release from liability under the Lease the Tenant or any other person, firm or corporation which previously shall have assumed Tenant's obligations hereunder, such liability to remain and continue for the balance of the term and any option to renew contained in the Lease with the same force and effect as though no assignment had been effected.

(h) Any transfer or issuance of shares other than through a recognized exchange which shall cause in the aggregate fifty percent (50%) or more of the stock of Tenant or any assignee to be owned by any party other than those parties who were Tenant's shareholders or assignee's shareholders on the date of execution of this Lease or the effective date of the assignment shall be deemed an assignment of this Lease and shall require Owner's prior written consent in accordance with this Article 61. The provisions of Sections 61(b)(ii), 61(b)(iv)-(viii), 61(e)(ii)-(iv) and 61(f) shall not apply to a transfer pursuant to the immediately preceding sentence.

Notwithstanding anything to the contrary herein, Owner’s consent shall not be required, and the provisions of this Article 61 (other than this paragraph) shall not apply for (1) a public offering of shares of Tenant on a recognized exchange, (2) an assignment or sublease to an affiliate and (3) an assignment in connection with a merger or sale of the Tenant’s equity or assets, provided Tenant shall give Owner prior notice thereof including the name, address and Federal identification number of any such sublessee or assignee, a signed copy of any instrument of assignment or sublease and in the event of an assignment, assignee shall assume the obligations of Tenant under this Lease. An affiliate shall be deemed to be an entity controlled by, controlling or under common control with Tenant.

(i) In the event that Owner exercises its option under subparagraph (c) above, Owner shall have the absolute right to, and in no way shall be liable to Tenant if it shall, lease or further sublease the Demised Premises to Tenant's prospective assignee or subtenant, as the case may be.

(j) If Owner does not exercise its option and also withholds its consent to the proposed assignment or subletting and it is established by a court or body having final jurisdiction thereover that Owner has been unreasonable, the only effect of such finding shall be that Owner shall be deemed to have given its consent; but Owner shall not be liable to Tenant in any respect for money or compensatory damages by reason of withholding its consent. The expedited arbitration provision of Article 59 shall apply.

(k) In the event that Tenant or any assignee or sublessee desires to assign or sublet, it hereby designates the managing Agent as Tenant's sole and exclusive Agent to effect such assignment or subletting and agrees to pay said managing Agent upon the consent to assignment or sublease a commission computed in accordance with the commission rates then in effect. Tenant acknowledges that it is aware that the managing Agent represents the Owner and may also act with respect to other competing space in the building and Tenant waives any right to make claim for conflict of interest or for other damages. The exclusive set forth in this Article 61 (k) shall continue for 180 days and if within 270 days after the expiration of the aforesaid 180 day period there is an assignment or sublease to a party introduced by the managing Agent within the exclusive 180 day period, then the managing Agent shall be entitled to a commission in accordance with its usual rates. In the event that Tenant assigns or subleases without advertising (except in trade and professional journals) and without utilizing the services of a broker, finder or consultant, then the foregoing provisions of this Article 61 (k) shall not apply.

(l) Intentionally Omitted.

(m) No action or consent by Owner to listing of names on the Building directory nor acceptance of rent from any party other than Tenant shall be deemed a consent to any assignment or sublease of the Demised Premises nor a waiver of any of the provisions hereof.

(n) Provided that Tenant is not then in default under this Lease beyond the expiration of any applicable notice or cure period, Tenant may permit the use of up to three desks in the Demised Premises by lawyers, accountants or persons in the financial industry with whom Tenant does business provided that the Demised Premises are not further demised, and that Tenant gives Owner prior notice thereof, including the name, address, social security number of Federal identification number of any such individual or business entity and Tenant delivers to Owner an executed copy of any instrument of sublease, license or use.

62. END OF TERM

A. Provided that Owner gives Tenant not less than 30 days’ notice that Owner is negotiating with a successor tenant, Tenant hereby agrees to indemnify and save Owner harmless against all costs, expenses, claims, losses or liability resulting from delay by Tenant in surrendering the Demised Premises upon the expiration or earlier termination of this Lease, (Tenant's Holdover) including without limitation (i) any payment or rent concession which Owner may be required to make to any tenant obtained by Owner for all or any part of the Premises in order to induce such tenant not to terminate its lease by reason of the holding-over by Tenant and (ii) the loss of the benefit of the bargain if any such tenant shall terminate its lease by reason of the holding-over by Tenant and (iii) any claims made by any succeeding tenant founded on such delay. Such indemnity shall survive the expiration or earlier termination of this Lease.

B. Tenant agrees that losses to Owner resulting from Tenant's Holdover will be very substantial, exceed the amount of Fixed Annual Base Rent as adjusted and additional rent payable hereunder and be difficult of accurate measurement. Therefore, if Tenant shall fail to vacate and surrender the Demised Premises as required hereunder, it shall be deemed a holdover Tenant on a month-to-month basis at a fixed monthly rent equal to one and one half (1.5) times the monthly rate of all Fixed Annual Base Rent as adjusted and additional rent payable for the last month of the term hereof (prorated for any partial month). The collection of the aforesaid rent shall not act to limit Owner's rights to institute summary proceedings to obtain possession or pursuant to this Article 62 or in the Lease or at law, but any such rent collected will be non-refundable and shall be applied against any such damages.

C. Nothing in this Article shall be construed as permitting Tenant to hold over in possession of the demised premises after expiration or termination of the term of this Lease.

63. EXHIBIT

Tenant acknowledges and agrees that the diagram of the Demised Premises annexed hereto as Exhibit A has not been drawn to scale, is an approximation of the actual size and location of the space involved and is not meant to be a representation of the actual size and location of the space involved. Tenant has had the opportunity to and has made such inspection of the leased premises as Tenant deems necessary.

64. HEAD NOTES

The Article headings herein are only for convenience and are in no way to be construed as a part of the agreement or as a limitation on the scope of any provision thereof.

65. RULES OF INTERPRETATION

For purposes of this Lease, whenever the words "include", "includes", or "including" are used, they shall be deemed to be followed by the words "without limitation" and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease and any provisions therein shall be interpreted and enforced without the aid of any presumption, canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

66. INTENTIONALLY OMITTED

67. DEPOSIT ON ACCOUNT OF OWNER’S EXPENSES

In the event Tenant requests Owner’s consent for alterations under Article 3 of this Lease, the total cost of which will exceed $100,000, Tenant will deposit with Owner at the time of making such request the sum of $1,500 (or $2,500 if Tenant’s request is accompanied by plans) to be applied by Owner in payment for out-of-pocket fees and expenses reasonably incurred by Owner in the review of such request. Owner shall provide Tenant with a reasonably detailed accounting of how such funds have been spent. Any such funds not spent shall be returned to Tenant promptly. Notwithstanding anything to the contrary contained herein, Tenant shall not be obligated to bear such fees and expenses or provide the funds therefor with respect to Tenant’s initial alterations.

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68. ELECTRICITY

Owner agrees to install at Owner’s cost sub-meters for the measurement of electricity consumed on the demised premises. Tenant covenants and agrees to purchase the same from Owner or Owner's designated agent at terms, rates and charges set by Owner but such rates shall not exceed those charged to the Building by the public utility and/or alternate supplier servicing the Building plus a 8% surcharge. In addition, Owner may bill Tenant, and Tenant will pay as additional rent the charges of the service company for reading the meter. Where more than one meter measures the service of Tenant in the building, the service rendered through each meter may be computed and billed separately in accordance with the rates herein. Bills therefor shall be rendered at such times as Owner may elect (not more than once monthly) and the amount as computed from a meter, shall be deemed to be, and be paid as additional rent. Owner shall not in any way be liable or responsible to Tenant for any loss or damage or expenses which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Any additional riser or risers to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Owner at the sole cost and expense of Tenant, if in Owner's reasonable judgment, the same are necessary and will not cause permanent damage or injury to the building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other occupants. In addition to the installation of such riser or risers Owner will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building, risers or wiring installation which is 6 watts per rentable square foot. It is further covenanted and agreed by Tenant that all the aforesaid costs and expenses are chargeable and collectible as additional rent and shall be paid by Tenant to Owner within thirty (30) days after rendition of any bill or statement to Tenant therefor. Owner may discontinue any of the aforesaid services on not less than thirty (30) days’ notice to Tenant without being liable to Tenant therefor or without in any way affecting this Lease or the liability of Tenant hereunder or causing a diminution of rent and the same shall not be deemed to be lessening or diminution of services within the meaning of any law, rule, regulation now or hereafter enacted, promulgated or issued. Owner will not voluntarily discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from the public utility or other company servicing the building, but Tenant upon notice from Owner will proceed diligently to make provisions to as to receive electricity directly. In the event Owner gives such notice of discontinuance Owner shall permit Tenant to receive such service direct from said public utility or other service provider. Tenant shall make no alteration or additions to the electric equipment and/or appliances without the prior written consent of Owner in each instance, not to be unreasonably withheld, conditioned or delayed. Rigid conduit only will allowed. If any tax imposed upon Owner's receipt from the sale or resale of electrical energy or gas or telephone service to Tenant by any Federal, State or Municipal Authority, Tenant covenants and agrees that where permitted by law, Tenant's pro rata share of such taxes shall be passed onto, and included in the bill of, and paid by, Tenant to Owner. The Tenant's proportionate part of the current consumed in the common halls and toilets on the floor containing the demised premises, shall be fixed by meter or by apportioning the total current consumed in such common areas on the floor containing the demised premises, it being understood that if the Tenant occupies the entire floor, Tenant shall pay for all the current consumed in the aforementioned common areas on said floor. Tenant shall pay Owner Tenant’s proportionate share of the cost of Building electric current (i.e., all electricity used in lighting the public and service areas, and in operating all the service facilities of the Building).

69. INTENTIONALLY OMITTED

70. RENT SCHEDULE

38th Floor

Portion of Lease Term	Annual Rental

Year 1	$
Year 2	$
Year 3	$
Year 4	$
Year 5	$
Year 6	$
Year 7	$
Year 8	$
Year 9	$
Year 10	$

Suite 3704

Portion of Lease Term	Annual Rental

Year 1	$
Year 2	$
Year 3	$
Year 4	$
Year 5	$
Year 6	$

71. OWNER’S WORK

Tenant has inspected the demised premises and accepts the same “as is” and agrees Owner is required to do no work and furnish no materials for use in the demised premises except Owner will do the work set forth in the attached plans and work letter (“Owner’s Work”) at a cost to Owner. “Substantially Completed” shall mean the state of progress of Owner’s Work at which Owner is ready and able to deliver exclusive possession of the demised premises to Tenant with Owner’s Work, including all aspects thereof necessary for the commencement and completion of any initial alterations which Tenant wishes to perform, completed except for “Punchlist” items, meaning minor details of construction, decoration, or mechanical adjustment which do not materially interfere with Tenant’s access to the demised premises or the commencing or completing of the performance of any initial alterations which Tenant wishes to perform. Owner shall notify Tenant at least 5 business days in advance of the date on which Owner expects Owner’s Work to be Substantially Completed and within 5 business days of the date of such notice, Owner shall permit Tenant to inspect the demised premises at a reasonable time for the purpose of verifying that Owner’s Work has been Substantially Completed. At such inspection, Owner and Tenant shall prepare jointly a list of unfinished Punchlist items of Owner’s Work. Owner will complete such Punchlist items promptly. Owner shall use commercially reasonable efforts to cause Owner’s Work to be Substantially Completed and the Commencement Date to have occurred by December 1, 2013, provided Tenant signs this Lease on or before July 1, 2013. If this Lease is signed by Tenant on or before July 1, 2013, and Owner fails to deliver the demised premises to Tenant with Owner’s Work therein Substantially Completed on or before December 31, 2013 and such failure is not caused by Tenant or changes requested by Tenant, Tenant shall thereafter receive credit to equal to one day’s prorated annual rent for each day after December 31, 2013, that passes prior to the day Owner substantially completes Owner’s Work.

72. ABATEMENT EVENTS

Notwithstanding anything to the contrary herein, in the event either the entire 38th floor or Suite 3704 of the demised premises shall become untenantable for five or more consecutive business days as a result of the failure of Owner to perform repairs and maintenance required to be performed by Owner under this Lease or provide services required to be provided by Owner under this Lease (other than as a result of casualty covered by Article 9 or force majeure or the negligent or willful acts or omissions of Tenant or any subtenant or other occupant or breach by Tenant of this Lease) and Tenant notifies Owner thereof and as a result thereof Tenant ceases to conduct Tenant’s business in the entire 38th floor or Suite 3704 of the demised premises, whichever is so affected, then rent and escalations under this Lease for the entire 38th floor or Suite 3704, whichever is so affected, shall abate commencing on the sixth such business day and continuing until the earlier of the date that such portion of the demised premises becomes tenantable or Tenant resumes the conduct of Tenant’s business in such portion of the demised premises.

73. LEASE FOR 39TH FLOOR

The parties are owner and tenant respectively of a portion of the 39th Floor in the Building under lease dated May 1, 2012 (the “39th Floor Lease”). The parties agree the term of the 39th Floor Lease shall end on the Commencement Date of the term of this Lease, as if such date was the date set forth in the 39th Floor Lease for the end of the term thereof; Tenant shall remove Tenant’s furniture and trading desks and deliver the 39th Floor to Owner in broom clean condition; upon Tenant’s surrender of possession of the 39th Floor, Owner will promptly return any portion of the security deposit in the amount of $150,000.00 which has not been applied in accordance with the Lease.

74. LEASE FOR 37TH FLOOR

The parties are owner and tenant respectively for a portion of the 37th floor under lease dated July 24, 2012 (the “37 Floor Lease”). The parties agree that the term of the 37th Floor Lease shall end on the date one day prior to the Commencement Date of the term of this Lease. On the Commencement Date of the term of this Lease, Owner leases to Tenant and Tenant leases from Owner the portion of the 37th Floor shown on the attached floor plan (the “37th Floor Space”) for a term commencing on the Commencement Date and ending on September 30, 2018. From and after the Commencement Date, (i) the 37th Floor Space shall for all purposes of this Lease, constitute part of the demised premises under this Lease and (ii) except as set forth, Owner and Tenant agree that all the terms, covenants and conditions of this Lease shall apply to the leasing of the 37th Floor Space. Tenant agrees to pay and Owner agrees to accept annual rental (referred to on page one of the Lease) for the 37th Floor Space as set forth in the rent schedule set forth in Article 70 above.

Tenant will pay real estate tax escalation for the 37th Floor space pursuant to Article 39 of this Lease; Tenant’s Share for the portion of the 37th Floor will be .278%; Tenant will pay heating costs escalation for the 37th Floor space pursuant to Article 42 of the Lease; the percentage referred to shall be .278%; Tenant will pay local laws escalation for the 37th Floor space pursuant to Article 43 of the Lease; the percentage referred to shall be .278%; Owner will furnish electricity in the 37th Floor space as set forth below:

Owner, at Owner's expense has distributed and will furnish electrical energy to or for the use of Tenant in the 37th Floor Space on a rent inclusion basis. There shall be no charge to Tenant for such electric energy by way of measuring the same on any meter or otherwise, such electric energy being included in Owner's services which are covered by the annual rental reserved hereunder. Tenant agrees that pending an electrical survey as provided in this Article, the fixed annual rental set forth in Article 70 of this Lease shall be increased by $4,714.50 per annum (the "Electrical Inclusion Factor"). Owner shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility servicing the Building with electricity or for any other reason not attributable to Owner.

(A) The parties agree that although the charge for the distribution and furnishing of electrical energy is included in the rent on a so-called "Rent Inclusion" basis, the value of such service may not be fully reflected in the rent. Accordingly, Tenant agrees that Owner may cause an independent electrical consulting firm, selected by Owner, to make a final determination following the execution of this Lease, of the full value to Tenant of such services supplied by Owner. The consultant's calculations and determinations of the electric charge, hereafter referred to as "Electrical Inclusion Factor" shall be established by the consultant by the use of this agreed upon method:

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(i)	The Seasonal Demand factor (KW) applicable to the rate structure for each item consuming electricity shall be arrived at by applying the Connected Load rating of each item at 100% when related to Lighting, and applicable percentage factors for items related to Equipment.

(ii)	The Seasonal Energy factor (KWH) applicable to the rate structure shall be arrived at by the method of applying the Connected Load rating of each item, multiplied by the hours of its usage during seasonal monthly periods as reasonably determined by the consultant.

(iii)	All components of the service classification as billed to the Owner by the public utility or other supplier in effect on the date of execution of this Lease, or any successor classification reflecting similar service, shall be utilized as the basis for the determination of the Electrical Inclusion Factor. Tenant shall pay for electricity consumed thereby as determined and evaluated from time to time by Owner's electrical consultant, such payment to be additional rent, and to be equal to what Tenant would pay for such consumption of electricity if it purchased that amount of electricity from the public utility servicing the Building under the rate structure and/or classification as set forth in this section.

The consultant’s determination shall be final and binding on Tenant unless disputed by Tenant within 15 days after Owner or the consultant notifies Tenant of such determination. Subparagraph (J) below shall apply to any such dispute.

An additional component shall be added to the rate schedule hereafter referred to as "Electric Service Charge" which shall reflect an adjustment to the rate schedule at the rate of one cent per KWH to compensate the Owner for its cost related to servicing the Electrical Inclusion Factor.

In no event shall the Electrical Inclusion Factor, as defined below, be decreased below $4,714.50 per annum.

(B) Subject to the provisions of subsections below, the parties agree that the sum of $4,714.50 per annum will be added to the annual rental to cover the charge for electricity made available to Tenant in the 37th Floor Space ("Electrical Inclusion Factor"). If the public utility rate schedule for the supply of electric current to the Building shall be increased or decreased (using the rate in effect on the date of execution of this Lease as the base rate), or if there occurs any other cost adjustment resulting in an increase or decrease in electric charges, the annual rental herein reserved shall be equitably adjusted on a nondiscriminatory basis to reflect the increase or decrease in the Electrical Inclusion Factor and Tenant agrees to pay Owner the new annual rental rate resulting from such adjustment of the Electrical Inclusion Factor. In no event, however, shall the Electrical Inclusion Factor be decreased below the sum of $4,714.50 per annum. The parties recognize that at the time of the execution of this Lease, the Electrical Inclusion Factor is an agreed upon figure, not necessarily representing the true value of electricity being supplied to the 37th Floor Space. A survey may be made by Owner's consultant which shall incorporate methods for the determination of the Electrical Inclusion Factor pursuant to Section A. When said survey is completed and delivered to Tenant, the Electrical Inclusion Factor as set forth in said survey shall become binding upon Tenant.

(C) If it shall be determined that the full value to Tenant of such service is in excess of $4,714.50 per annum (such sum is referred to as the "Electrical Inclusion Factor") this Lease shall be modified as of the survey date by increasing the Rent and the Electrical Inclusion Factor for the remaining Lease Term by an annual amount equal to such excess. However, if it shall be so determined that the full value to Tenant of such service does not exceed the Electrical Inclusion Factor, this Lease shall be deemed modified and there shall be no increase or decrease in the Rent or the Electrical Inclusion Factor by reason of such determination. If either the quantity or character of electrical service is changed by the public utility corporation supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its Agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise except if electricity is not supplied then Tenant will not have to pay the Electrical Inclusion Factor.

(D) Owner represents that the electrical feeder or riser capacity serving the 37th Floor Space on the Commencement Date is adequate to provide 6 watts per rentable square foot. Subject to the provisions of subsections of this Lease, any additional feeders or risers to supply Tenant's additional electrical requirements, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Owner upon Tenant's request, at the sole cost and expense of Tenant, provided that, in Owner's judgment, such additional feeders or risers are necessary and are permissible under applicable laws (including, without limitation, the New York State Energy Conservation Code) and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the 37th Floor Space or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or interfere with or disturb other tenants or occupants of the Building. Tenant covenants that at no time shall the use of electrical energy in the 37th Floor Space exceed the capacity of the existing feeders or wiring installations then serving the 37th Floor Space. Tenant shall not make or perform, or permit the making or performance of, any alterations to wiring installations or other electrical facilities in or serving the 37th Floor Space or any additions to the business machines, office equipment or other appliances in the premises which utilize electrical energy without the prior consent of Owner in each instance.

(E) Rate Adjustment - If the cost to Owner of electricity shall have been, or shall be, increased from time to time by change in utility company's electricity rates, charges, fuel adjustment, or service classification or by taxes or charges of any kind imposed thereon, or for any other reason ("Electrical Change"), then the Electrical Inclusion Factor, shall be increased in the same percentage. Any such percentage increase in the charge to the Owner shall be computed by the application of an averaged monthly seasonal consumption (Demand and Energy) of electricity which shall reasonably reflect such consumption of the entire Building based on a period of twelve (12) full months prior to the rate change, other change in cost, or any changed method of or rules on billing for same, on a consistent basis to the new rate and/or service classification. The following method of computation shall be employed in making the percentage differential determination applicable to the Electrical Inclusion Factor.

(i)	Owner's bills from the public utility corporation providing electricity to the Building for the twelve (12) month period immediately preceding the Electrical Change in question shall be averaged for demand and consumption (KW and KWH) and the rate structure in effect immediately prior to the Electrical Change in question shall be applied to the average demand and consumption factors of Owner's billings for the Building for said twelve (12) month period resulting in an agreed determination of the cost to Owner of electricity for the Building immediately prior to the Electrical Change in question;

(ii)	The new rate structure pursuant to which Owner is billed by the public utility corporation, i.e., the rate structure which includes the Electrical Change in question, shall be applied to the average demand and consumption factors of Owner's billings for the Building for said twelve (12) month period resulting in an agreed estimate of the cost to Owner by reason of the Electrical Change in question;

(iii)	The difference in the costs determined pursuant to the foregoing subdivisions (i) and (ii) shall be deemed the amount of the estimated annual change in cost and the amount of such estimated annual change in cost shall be divided by the cost determined pursuant to the foregoing subdivision (i); and

(iv)	The resulting quotient shall be applied to Tenant's then current Electrical Inclusion Factor to produce the increase or decrease in the Rent and Electrical Inclusion Factor.

Any increase in the rent related to rate increases shall be payable by Tenant from the date of effectiveness of the revised rate schedule. In no event, however, shall the Electrical Inclusion Factor be decreased below the sum of $4,714.50.

(F) INTENTIONALLY OMITTED

(G) Owner reserves the right to discontinue furnishing electricity to Tenant in the 37th Floor Space on not less than thirty (30) days' notice to Tenant. If Owner exercises such right to discontinue, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Owner shall not be obligated to furnish electricity to Tenant and the Rent shall be reduced by an amount equal to the then Electrical Inclusion Factor. If Owner so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the public utility or other company servicing the Building. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the 37th Floor Space to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity, of substantially the same quantity, quality and character, shall be installed by Owner: (a) at Owner's expense, if Owner shall discontinue furnishing electricity to Tenant voluntarily or shall have been compelled to do so by reason of any act or omission of Owner in violation of any law or rule or regulation; or (b) at Tenant's expense, if Owner shall have been compelled to discontinue furnishing electricity to Tenant by reason of any act or omission of Tenant in violation of any law, rule or regulation; or (c) at the equal expense of Owner and Tenant, if such discontinuance shall have been by compulsion of law or of any rule or regulation and not by reason of any act or omission of Owner or Tenant in violation of any law or any rule or regulation. Owner shall not voluntarily discontinue furnishing electricity to Tenant unless it likewise discontinues furnishing electricity to all tenants of office space above the second floor of the Building or until Tenant is able to receive electricity directly from the public utility or other company servicing the Building but Tenant shall upon notice from Owner proceed diligently to make provision so as to receive electricity directly.

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(H) Owner shall not be liable to Tenant in any way for any interruption, curtailment or failure, or defect in the supply or character of electricity furnished to the 37th Floor Space by reason of any requirement, act or omission of Owner or of any public utility or other company servicing the Building with electricity or for any other reason.

(I) The Electrical Inclusion Factor shall be subject to periodic adjustments upon the occurrence of any increase in Tenant's electric connected load and/or usage subsequent to the initial or any revised Electrical Inclusion Factor currently in effect, which was partially based on demand and usage factors as determined by Owner's consultant. Owner may, at its option, from time to time, have its electric rate firm resurvey the 37th Floor Space and adjust the Electrical Inclusion Factor to reflect such changes, employing methods of determination as heretofore set forth within this Rider. In no event, however, shall the Electrical Inclusion Factor be decreased below the annual rate of $4,714.50.

(J) In the event Tenant disagrees with the Electrical Inclusion Factor as billed by Owner, Tenant shall nevertheless pay the same as billed until the dispute has been resolved. If the same is subsequently reduced as hereinafter set forth, Tenant shall be allowed credit against rent for any overpayment. Within thirty days after Tenant receives written notification of the results of a survey conducted by Owner, Tenant shall notify Owner that Tenant disagrees with the same. Owner on written request by Tenant will provide a copy of the survey or other documentation prepared by Owner’s electrical consultant. Tenant’s electrical consultant shall have done electrical survey type of work in similar buildings in Manhattan for at least three years. Within another 30 days Tenant’s electrical consultant will conduct its own electrical survey. Tenant's electrical consultant (paid by Tenant) and Owner's electrical consultant (paid by Owner) shall attempt to resolve the dispute. Owner agrees that Tenant’s electrical consultant will perform a survey using reasonable industry standard methods and practices not necessarily described in this Lease. Within thirty days after Tenant receives written notification of the results of a survey conducted by Owner, Tenant shall notify Owner that Tenant disagrees with the same. Owner on written request by Tenant will provide a copy of the survey or other documentation prepared by Owner’s electrical consultant. Tenant’s electrical consultant shall have done electrical survey type of work in similar buildings in Manhattan for at least three years. Within another 30 days Tenant’s electrical consultant will conduct its own electrical survey. Tenant's electrical consultant (paid by Tenant) and Owner's electrical consultant (paid by Owner) shall attempt to resolve the dispute. Owner agrees that Tenant’s electrical consultant will perform a survey using reasonable industry standard methods and practices not necessarily described in this Lease. However, Tenant’s electrical consultant will not use any means of verification or measurement other than physical observation and inventory of all lighting and equipment and hours of use thereof. In the event Owner and Tenant are not able to resolve a dispute they shall select a third electrical consultant (to be paid one half by Owner and one half by Tenant) whose determination shall be binding upon both parties and such determination shall be no greater than the higher of Owner’s or Tenant’s survey (the “Ceiling”) and no lower than $4,714.50 per annum.

75. LIMITATION ON USE

Tenant agrees there will not be more than 60 traders working at computerized trading desks in the demised premises at any one time and agrees Tenant’s use will not cause excessive density of employees or traffic or make excessive demands on building services or facilities.

76. CROSS DEFAULTS

The parties are Owner and Tenant respectively under the 37th Floor Lease. The parties agree that any default by Tenant under the 37th Floor Lease shall be deemed a default under this lease and any default by Tenant under this lease shall be deemed a default by Tenant under the 37th Floor Lease.

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LIQUID HOLDINGS

BUILDING STANDARDS WORK LETTER OF SCOPE FOR TENANT INSTALLATION

800 THIRD AVENUE FULL 38th FLOOR

Issuances:

For Review: 4/11/13

Revised: 4/12 /13

Revised: 6/13 /13

Revised: 6/18 /13

FINAL: 8/1/13

All the below information reflects and is to be included with attached space plan and demolition plan if applicable. All work indicated below is by landlord unless otherwise indicated. Work below are modifications to an existing space.

1.	DEMOLITION
a.	Demolition as indicated in attached plan will be performed to accommodate new layout changes.

2.	PARTITIONS
a.	All existing walls are to remain other than shown on attached plan.
b.	Landlord shall increase by 4’-0” the width of existing glass sidelites on existing offices.
c.	Landlord shall provide new partitions that consist of metal studs from slab underside of existing ceiling and sheetrock from floor slab to underside of existing ceiling to create modified spaces as shown on plan. Walls will also consist of clear tempered glass sidelites to match newly expanded existing sidelites as shown on plans.
d.	New conference room will be constructed of full height clear tempered glass with glass door and full height sheetrock walls as shown on plan.
e.	No other partition types will be required on this project.
f.	Any other partition upgrades such as sound attenuation, increase in sheetrock coverage, beyond standard blocking, etc. shall be the responsibility of and an additional cost to be paid by the tenant.

3.	DOORS AND HARDWARE
a.	All existing doors and hardware are to remain other than shown on attached plan.
b.	New wood doors and hardware to match existing will be provided and installed as shown in attached plan.
c.	All new hardware needed due to modifications are to match existing.
d.	New conference room will have one new full height clear tempered glass door.
e.	One corner office will have matching wood pair pocket doors between it and adjacent conference room as shown on plan.
f.	If tenant requires different doors throughout, credit for the building standard landlord provided scope will be offered and any additional charge above credit would be the responsibility of the tenant.
g.	No other door types will be required.
h.	Any other door types, upgrades, etc. shall be the responsibility of and an additional cost to be paid by the tenant.

4.	CEILINGS
a.	All existing ceilings are to remain other than shown on attached plan.
b.	Existing ceilings will be opened and patched as needed to accommodate attached plan and modifications.
c.	No other ceilings will be required.
d.	Any other ceilings, sheetrock, specification upgrades, soffits, special conditions, etc. shall be the responsibility of and an additional cost to be paid by the tenant.

5.	ELECTRICAL
a.	All existing offices shall retain existing electrical outlets and telecommunications stub-ups.
b.	All new offices will receive one (1) new quad electrical and one (1) new stub-up for telecommunications plus one (1) additional duplex outlet for convenience.
c.	One new separate circuit outlet and stub-up for telecom shall be installed at one (1) copier location.
d.	One (1) new quad electrical and one (1) new stub-up for telecommunications shall be installed in walls for each workstation location.

e.	One (1) new flush floor mounted electrical and tel/com/av box will be provided in floor of conference room in location indicated by tenant. Box will include duplex electrical outlet and box for tenant’s tel/com/av cabling and terminations. ¾” conduit will run from this floor box to wall at credenza in conference room.
f.	All outlets in existing pantry are existing to remain.
g.	Convenience outlets will be distributed as required by code.
h.	No other electrical devices will be required.

Any other additional electrical work above and beyond building standard including floor outlets, etc., all telecommunications cabling and terminations, security devices and wiring, etc. shall be the responsibility of and an additional cost to be paid by the tenant.

6.	LIGHTING
a.	All existing lighting is to remain.
b.	Existing lights shall be relocated as needed to accommodate changes in attached plan.
c.	A not-to-exceed quantity of (12) twelve new 2x2 fluorescent lights will be provided to accommodate new plan layout. All new lights to match existing.
d.	No other lighting is required.
e.	Any other lighting, changes, upgrades, additions, etc. shall be the responsibility of and an additional cost to be paid by the tenant.

7.	FLOORING
a.	Building standard carpeting to be provided and installed in offices, corridors, conference rooms, workstation areas, etc.
b.	Elevator lobby existing flooring to remain. Wood border to be repaired and refinished. Insert carpet to be replaced.
c.	New building standard VCT shall be installed in pantry, copy rooms, storage rooms, etc. If tenant requires different material, credit for the VCT will be provided and any additional charge above credit would be the responsibility of the tenant.
d.	Installation of building standard anti-static VCT in IT room.
e.	No other flooring is included.
f.	Any other flooring, upgrades, extra materials, etc. shall be the responsibility of and an additional cost to be paid by the tenant.

8.	WALL FINISHES
a.	All new and existing wall surfaces shall be painted using one coat primer and two coats of tenant’s choice of color. All metal surfaces such as hollow metal doors and/or frames, convector covers, etc. shall be painted with semi-gloss finishes.
b.	Existing wall finishes in elevator lobby are to remain.
c.	No other wall finishes will be required.
d.	Any other wall finishes, upgrades, materials, etc. shall be the responsibility of and an additional cost to be paid by the tenant.

9.	ARCHITECTURAL WOODWORK
a.	All existing millwork is to remain and be restored and brought up to functional and finished state.
b.	No other millwork will be provided.
c.	Any other millwork, increase in quantity of counter or shelving, bookshelves, custom furniture or built-in units, etc. shall be the responsibility of and an additional cost to be paid by the tenant.

10.	HVAC
a.	Reconfiguration of existing HVAC distribution shall be performed to accommodate new layout as reflected in attached plan.
b.	No other HVAC work will be required.
c.	Any other HVAC work, increase in capacity, extra features, supplemental, after hours, controls, units, etc. shall be the responsibility of and an additional cost to be paid by the tenant.

11.	FIRE ALARM
a.	New fire alarm system to meet code shall be provided and installed and connected to the existing AFA central fire alarm system.

12.	PLUMBING
a.	Existing plumbing in pantry shall remain and be reused for new appliances.
b.	New ADA compliant full bathroom and shower adjacent to new workout room provided by landlord.
c.	No other plumbing shall be required.
d.	Any other plumbing such as additional bathrooms or fixtures, pantry appliances, etc. shall be the responsibility of and an additional cost to be paid by the tenant.

13.	APPLIANCES
a.	All appliances including refrigerator, dishwasher, microwave, etc. shall be provided by tenant. Landlord will provide installation of refrigerator (for icemaker) and dishwasher. Landlord shall also provide and install building standard sink and faucet.

14.	MISCELLANEOUS
a.	Tenant shall provide and install all furniture. Tenant’s furniture vendor is responsible to provide and mark up in field exact electrical locations prior to installation of electrical devices as well as mark out any blocking required. Tenant’s AV consultant must also locate and mark in field any related electrical or conduit or blocking requirements.
b.	Tenant shall provide, install and coordinate all security, low voltage, communications, computer, IT, cabling, equipment, devices, controls, etc.
c.	Any special surface protection such as steel plates, chair rails, etc. shall be provided and installed by the tenant.

END OF WORKLETTER

800 Third Ave - Floor 37 : Area Categories

N
3702
3701
3703
3704
50th Street
THIRD AVENUE
RDM
DISCLAIMER:
THIS DRAWING WAS CREATED FOR LEASING PURPOSES ONLY. ALL DIMENSIONS ARE APPROXIMATE. DO NOT SCALE DRAWING.
EXISTING CONDITIONS AND DIMENSIONS MAY VARY AND ARE TO BE FIELD VERIFIED.
SCALE:

Store Area | Building Common Area | Office Area | Floor Common Area | Non-Rentable Area

CLEANING SPECIFICATIONS

BASE SPECIFICATIONS:

General Office Areas

Nightly

•	All stone, ceramic, tile, marble, and terrazzo flooring to be swept nightly, using approved dust- down preparations.
•	All linoleum, vinyl, rubber asphalt tile and other similar types of flooring to be swept nightly using approved dust-down preparations.
•	All carpeting and mgs in offices, lobbies, and corridors, to be vacuumed weekly and carpet swept nightly.
•	Hand dust and wipe clean with damp or treated cloth, all office furniture, file cabinets, paneling, fixtures and window sills or enclosures and all other horizontal surfaces nightly; wash window sills when necessary.
•	Empty all waste receptacles, disposal cans and baskets nightly and remove from the demised premise wastepaper and rubbish to designated area.
•	Dust all door and other ventilating louvers within reach; damp wipe as necessary.
•	Dust all telephones nightly.
•	Damp wipe and clean all glass furniture tops nightly.
•	Remove all finger marks and smudges from doors, doorframes and around light switches nightly.

Periodic

•	Dust all vertical surfaces not reached during nightly cleaning four (4) times per year.
•	All stone, ceramic, tile, marble, and terrazzo flooring to be mopped one (1) time per week.

Core Lavatories

Nightly

•	Scour, wash and disinfect all toilet seats (both sides), basins, bowls, urinals, and tile walls and partitions near urinals, throughout.
•	Sweep and mop, wash, rinse and dry all lavatory floors using proper disinfectants.
•	Wash and polish all mirrors, powder shelves, bright work and enameled surfaces in all lavatories.
•	Damp wipe and clean, washing where necessary, all partitions, dispensers and receptacles in all lavatories and restrooms.
•	Service, empty, clean, wash and sanitize paper towel dispensers and sanitary napkin vending dispensers nightly.
•	Fill all toilet tissue holders, soap dispensers, towel dispensers, and sanitary napkin vending dispensers nightly.
•	Clean and wash all door-ventilating louvers.

•	Remove finger marks from painted surfaces using approved materials

Periodic

•	Machine scrub flooring one (1) time per month.
•	High dusting to be done once (1) per quarter which includes lights, walls and grills.
•	Wash light fixtures once (1) per year.

Form **W-9**
(Rev. December 2011)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ☐ Exempt payee

☐ Other (see instructions) ▶

Address (number, street, and apt. or suite no.) | Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Social security number
☐☐☐ – ☐☐ – ☐☐☐☐

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Employer identification number
☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here Signature of U.S. person ▶ Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners' share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X Form W-9 (Rev. 12-2011)

EXHIBIT B

PERSONAL PROPERTY

TYPE	QUANTITY
CABINET	7
CHAIR	98
COFFEE TABLE	2
CONFERENCE SYSTEM PHONE	5
DESK	26
DISHWASHER	1
END TABLE	1
FILING CABINET	10
FRIDGE	4
GLASSBOARD	15
PHONE	40
SECURITY SYSTEM HARDWARE	4
TV	11
WEIGHT DUMBELLS	32
TREADMILL	1
WEIGHT MACHINE	1
ELIPTICAL	1
BAR STOOL	6
CONFERENCE TABLE	8
CREDENZA	6
MICROWAVE	2
OCCASIONAL TABLE	1
RECEPTION STATION	1
SECTIONAL BENCH	3
SECTIONAL CHAIR	12
SECURITY KEY CARD READER	2
ERASERBOARD	20
TACKBOARD	8
PHONE SYSTEM ROUTER	1
PHONE SYSTEM VOICE SERVER	1
Grand Total	330

ASSET TYPE	QUANTITY	BRAND/DESCRIPTION
BAR STOOL	6	N/A
CABINET	5	SILEA WALL MOUNTED WOOD HINGED DOOR CABINET 78" WIDE
CABINET	2	SILEA WALL MOUNTED WOOD HINGED RH DOOR CABINET 78' WIDE
CHAIR	2	CAMILLE GUNLOCKE COBALT CHAIR
CHAIR	20	PAOLI FIRE GUEST CHAIR NO ARMS
CHAIR	38	JOPLIN SERIES MIDBACK CONFERENCE CHAIR
CHAIR	38	HERMAN MILLER MIRRA 2 OFFICE CHAIRS
COFFEE TABLE	1	GUNLOCKE TIARA CHERRY COFFEE TABLE
COFFEE TABLE	1	LIGHT WALLNUT WOOD COFFEE TABLE
CONFERENCE SYSTEM PHONE	5	CISCO IP CONFERENCE STATION 7937
CONFERENCE TABLE	3	VIDRO PANEL BASE TABLE RECTANGE 96" X 42" X 29"H
CONFERENCE TABLE	1	VIDRO PANEL BASE TABLE RECTANGLE 168" X 48" X 29"H
CONFERENCE TABLE	4	SMALL ROUND CONFERENCE TABLE
CREDENZA	1	ARNOLD CUSTOM LIGHT CHERRY NOVA STYLE CREDENZA 96"W X 24" X 36"H
CREDENZA	4	GUNLOCK CHERRY FINISH FROSTED GLASS TOP CREDENZA
CREDENZA	1	MENU SQUARE EDGE MODULAR CREDENZA 24X96 WKSF
DESK	1	ARNOLD CUSTOM LIGHT CHERRY RIO DESK - DIM 72"w X 36"D X 36"H
DESK	18	MODULAR DESK WITH 2 AND 3 DRAWER CABINET
DESK	5	MONDULAR DESK WITH 4 DRAWER CABINET
DESK	1	TRIANGULAR SOLID OFFICE DESK
DESK	1	RECTANGULAR WOOD OFFICE DESK
DISHWASHER	1	FISHER & PAYKEL DRAWER DISHWASHER MODEL DD 24S CX7
ELIPTICAL	1	LIFEFITNESS
END TABLE	1	GUNLOCKE TIARA CHERRY END TABLE
ERASERBOARD	20	CURVE MARKER AND ERASER KIT WITH COMMAND STRIP MOUNTADHESIVE
FILING CABINET	1	MENU 2H LATERAL FILE CABINET 24"X36"
FILING CABINET	5	5 DRAWER METAL FILING CABINETS
FILING CABINET	2	4 DRAWER FILING CABINET
FILING CABINET	2	3 DRAWER FILING CABINET
FRIDGE	3	SMALL
FRIDGE	1	GE MONOGRAM FULL SIZE
GLASSBOARD	2	30" X 36" CLARUS FLOAT PURE WHITE GLASSBOARD
GLASSBOARD	3	30" X 48" CLARUS FLOAT PURE WHITE GLASSBOARD
GLASSBOARD	3	48" x 120" CLARUS FLOAT PURE WHITE GLASSBOARD
GLASSBOARD	7	48" x 60" CLARUS FLOAT PURE WHITE GLASSBOARD
MICROWAVE	2	SHARP DRAWER MICROWAVE MODEL KB 6524 PS
OCCASIONAL TABLE	1	GUNLOCKE TIARA CHERRY OCCASIONAL TABLE
PHONE	40	CISCO IP PHONE 7942/7975

PHONE SYSTEM ROUTER	1	CISCO 2900 ROUTER
PHONE SYSTEM VOICE SERVER	1	CISCO UCS U200
RECEPTION STATION	1	N/A
SECTIONAL BENCH	2	CIJI BENCH - ONE SEAT
SECTIONAL BENCH	1	CIJI BENCH - TWO SEAT
SECTIONAL CHAIR	2	FITZGERALD LOUNGE - ONE SEAT
SECTIONAL CHAIR	1	FITZGERALD LOUNGE - THEREE SEAT
SECTIONAL CHAIR	2	CIJI MID BACK CORNER UNIT
SECTIONAL CHAIR	1	CIJI MID BACK ONE SEAT ARM LEFT
SECTIONAL CHAIR	1	CIJI MID BACK ONE SEAT ARM RIGHT
SECTIONAL CHAIR	5	CIJI MID BACK TWO SEAT ARMLESS
SECURITY KEY CARD READER	1	CCURE
SECURITY KEY CARD READER	1	CCURE
SECURITY SYSTEM HARDWARE	2	CCURE ISTAR EDGE
SECURITY SYSTEM HARDWARE	2	CCURE ALTRONIX
TACKBOARD	7	SILEA WALL MOUNTED TACKBOARD - 19H x 78W
TACKBOARD	1	MENU 36" WALL MOUNT TACKBOARD
TREADMILL	1	LIFEFITNESS
TV	1	32" SAMSUNG
TV	3	40" SAMSUNG
TV	1	42" PANASONIC
TV	1	42" SAMSUNG
TV	1	60" SAMSUNG
TV	3	60" SHARP
TV	1	63" SAMSUNG
WEIGHT DUMBELLS	2	10 LBS
WEIGHT DUMBELLS	2	15 LBS
WEIGHT DUMBELLS	2	20 LBS
WEIGHT DUMBELLS	2	25 LBS
WEIGHT DUMBELLS	2	30 LBS
WEIGHT DUMBELLS	2	35 LBS
WEIGHT DUMBELLS	2	40 LBS
WEIGHT DUMBELLS	2	45 LBS
WEIGHT DUMBELLS	2	5 LBS
WEIGHT DUMBELLS	2	50 LBS
WEIGHT DUMBELLS	2	55 LBS
WEIGHT DUMBELLS	2	60 LBS
WEIGHT DUMBELLS	2	65 LBS
WEIGHT DUMBELLS	2	70 LBS
WEIGHT DUMBELLS	2	75 LBS
WEIGHT DUMBELLS	2	80 LBS
WEIGHT MACHINE	1	LIFEFITNESS

EXHIBIT C

FORM OF LETTER OF CREDIT

[TO CONFIRM WITH BANK]

Re: Irrevocable Clean Letter of Credit

Gentlemen:

By order of our client, _____________________________, we hereby open our clean irrevocable Letter of Credit No. _______ in your favor for an amount not to exceed in the aggregate $______US Dollars effective immediately.

Funds under this credit are available to you against your sight draft drawn on us mentioning thereon our Credit No. __ This Letter of Credit shall expire one year from the date hereof; provided, however, that it is a condition of this Letter of Credit that it shall be deemed automatically extended, from time to time, without amendment, for one year from the expiry date hereof and from each and every future expiry date, unless at least sixty (60) days prior to any expiry date we shall notify you by registered mail that we elect not to consider this Letter of Credit renewed for any such additional period

This Letter of Credit is transferable and may be transferred one or more times. However, no transfer shall be effective unless advice of such transfer is received by us in the form attached signed by you. Partial and multiple drawings are permitted. All banking fees charged by or incurred by us including transfer fees are for the account of Applicant.

We hereby agree with you that all drafts drawn or negotiated in compliance with the terms of this Letter of Credit will be duly and promptly honored upon presentment and delivery of your draft to our office at ___________________ . [Provide for draws in NYC branch or via fax/overnight mail]if negotiated on or prior to the expiry date as the same may from time to time be extended

Except as otherwise specified herein, this Letter of Credit is subject to the International Standby Practices (1998 Revision), International Chamber of Commerce Publication No. 590.

Very truly yours,

(Name of Bank)

By: ____________________

ATTACHMENT A UNDER STANDBY LETTER OF CREDIT NO. XXXXXX

REQUEST FOR TRANSFER OF LETTER OF CREDIT IN ITS ENTIRETY

[UNDER REVIEW]

Deutsche Bank AG, Date: _________________

New York Branch

60 Wall Street

25th Floor

New York, NY 10005-2858

Attn: Trade and Risk Services Department

Re: Deutsche Bank AG, New York Branch, Irrevocable Standby Letter of Credit No. XXXXXXX

For value received, the undersigned beneficiary hereby irrevocably transfers to:

NAME OF TRANSFEREE
ADDRESS OF TRANSFEREE

CITY, STATE/COUNTRY ZIP

(hereinafter, the “transferee”) all rights of the undersigned beneficiary to draw under above letter of credit, in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary hereof, including sole rights relating to any amendments, whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised directly to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

The original of such letter of credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof, and forward it directly to the transferee with your customary notice of transfer.

In payment of your transfer commission in amount equal to ¼% of the amount transferred, minimum of $250.00

Select one of the following:

____ the applicant has presented a cashier’s/certified check

____ the applicant has wired funds to you through ______________________________________ bank

____ the applicant has authorized you to debit our account # ______________________ with you, and in addition thereto, we agree to pay you on demand any expenses which may be incurred by you in connection with this transfer

Very truly yours,

[BENEFICIARY NAME]

__________________________________

Authorized Signature

The signature(s) of _____________________________with title(s) as stated conforms to those on file with us; are authorized for the execution of such instrument; and the beneficiary has been approved under our bank's Customer Identification Program. Further, pursuant to Section 326 of the USA Patriot Act and the applicable regulations promulgated thereunder, we represent and warrant that the undersigned bank: (i) is subject to a rule implementing the anti-money laundering compliance program requirements of 31 U.S.C. section 5318(h); (ii) is regulated by a Federal functional regulator [as such term is defined in 31 C.F.R. section 103.120(a)(2)]; and (iii) has a Customer Identification Program that fully complies with the requirements of the regulations.

(Signature of Authenticating Bank)	(Name of Bank)

(Printed Name/Title)	(Date)